Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Part I of II

New Issue Computational Materials

$819,087,000 (Approximate)

Impac Secured Assets Corp.,
Mortgage Pass-Through Certificates, Series 2006-2

Impac Funding Corporation
Seller and Master Servicer

Impac Secured Assets Corp.
Depositor

June 22, 2006

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131328) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information contained in this free writing prospectus (the “Information”) is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	representations that these materials are not accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The Information contained in the attached materials may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for offering documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

$819,087,000 (Approximate)

Characteristics of the Certificates (1) (2) (3)

Class	Original Principal Balance	Coupon	Tranche Type	WAL to call (years)	Principal Window (mos.)	Last Scheduled Payment Date	Expected Ratings (S&P/Mdy’s)
1-A1-1	$314,000,000	(4)(5)	Super Senior	2.47	1 - 66	8/25/36	AAA/Aaa
1-A1-2	34,889,000	(4)(5)	Support Senior	2.47	1 - 66	8/25/36	AAA/Aaa
1-A2-A	80,583,000	(4)(5)	Senior Sequential	1.00	1 - 21	8/25/36	AAA/Aaa
1-A2-B	84,483,000	(4)(5)	Senior Sequential	3.00	21 - 61	8/25/36	AAA/Aaa
1-A2-C	25,234,000	(4)(5)	Senior Sequential	5.42	61 - 66	8/25/36	AAA/Aaa
1-M-1	11,404,000	(4)(5)	Mezzanine	4.14	38 - 66	8/25/36	AA+/Aa1
1-M-2	7,310,000	(4)(5)	Mezzanine	4.13	37 - 66	8/25/36	AA/Aa2
1-M-3	4,678,000	(4)(5)	Mezzanine	4.12	37 - 66	8/25/36	AA-/Aa3
1-M-4	2,924,000	(4)(5)	Mezzanine	4.12	37 - 66	8/25/36	A+/A1
1-M-5	2,924,000	(4)(5)	Mezzanine	4.12	37 - 66	8/25/36	A/A2
1-M-6	2,924,000	(4)(5)	Mezzanine	4.11	37 - 66	8/25/36	A-/A3
1-M-7	2,924,000	(4)(5)	Mezzanine	4.07	37 - 65	8/25/36	BBB+/Baa1
1-M-8	2,924,000	(4)(5)	Mezzanine	3.96	37 - 62	8/25/36	BBB/Baa2
1-B	2,924,000	(4)(5)	Subordinate	3.56	37 - 54	8/25/36	BBB-/Baa3

2-A-1	$174,425,000	(4)(5)	Super Senior	4.45	1 - 113	8/25/36	AAA/Aaa
2-A-2	29,652,000	(4)(5)	Support Senior	4.45	1 - 113	8/25/36	-- /Aaa
2-M-1	8,970,000	(4)(5)	Mezzanine	9.20	105 - 113	8/25/36	-- / Aa2
2-M-2	10,466,000	(4)(5)	Mezzanine	8.60	96 - 113	8/25/36	-- / A2
2-M-3	12,708,000	(4)(5)	Mezzanine	8.20	90 - 113	8/25/36	-- / Baa2
2-B-1	2,741,000	(4)(5)	Subordinate	8.02	89 - 113	8/25/36	-- / Baa3
2-B-2	4,236,000	(4)(5)	Subordinate	NOT OFFERED HEREBY			-- / Ba2
Total	$823,323,000

Notes:
(1)
The (i) Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B, Class 1-A2-C, Class 2-A-1 and Class 2-A-2 Certificates (collectively, the “Class A Certificates”) and (ii) Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8, Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates (collectively, the “Class M Certificates”) and (iii) and the Class 1-B, Class 2-B-1 and Class 2-B-2 Certificates (together, the “Class B Certificates” and, together with the Class M Certificates, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”

(2)	The Certificates are subject to a +/-5% variance.
(3)	Based on the collateral prepayment assumptions described under “Pricing Prepayment Speed” herein, and priced to call.
(4)
The Pass-Through Rate for each Class of Certificates (other than the Class 2-B-2 Certificates) will be equal to the least of (a) one-month LIBOR plus the margin for such Class, (b) 11.50% per annum and (c) the applicable Net WAC Rate. The Pass-Through Rate for the Class 2-B-2 Certificates will be equal to the least of (a) the applicable per annum fixed rate and (b) the applicable Net WAC Rate.

(5)
The Offered Certificates will be priced to the call. In the event that an optional clean-up call does not occur on the earliest possible date, (i) the margin for the Class A Certificates will increase by 2x, (ii) the margin for the Subordinate Certificates (other than the Class 2-B-2 Certificates) will increase by 1.5x and (iii) the coupon for the Class 2-B-2 Certificates will increase by 0.50% per annum.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Trust:	Mortgage Pass-Through Certificates, Series 2006-2.

Depositor:	Impac Secured Assets Corp.

Seller:	Impac Funding Corporation.

Master Servicer:	Impac Funding Corporation.

Sub-Servicers:
Countrywide Home Loans Servicing LP will act as initial sub-servicer with respect to approximately [97.48]% of the Group 1 Mortgage Loans. On or about [September 1, 2006], the sub-servicing of the Group 1 Mortgage Loans will transfer to GMAC Mortgage Corporation. On or about [September 1, 2006], the sub-servicing for approximately [1.81]% of the Group 1 Mortgage Loans will transfer to GMAC Mortgage Corporation from various other sub-servicers.

Midland Loan Services, Inc. will sub-service the Group 2 Mortgage Loans.

Lead Manager:	Bear, Stearns & Co. Inc.

Co-Managers:	Countrywide Securities Corporation.
Merrill Lynch & Co.

Trustee:	Deutsche Bank National Trust Company.

Swap Provider:	[________________]. The Swap Provider will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Certificates:
The (i) Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates (collectively, the “Class 1-A Certificates”), (ii) Class 2-A-1 and Class 2-A-2 Certificates (together, the “Class 2-A Certificates” and together with the Class 1-A Certificates, the “Class A Certificates”), (iii) Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates (collectively, the “Class 1-M Certificates”), (iv) Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates (collectively, the “Class 2-M Certificates” and, together with the Class 1-M Certificates, the “Class M Certificates”), (v) Class 1-B Certificates and (vi) Class 2-B-1 and Class 2-B-2 Certificates (collectively, the “Class 2-B Certificates” and, together with the “Class 1-B Certificates”, the “Class B Certificates”, and together with the “Class M Certificates”, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”

Offered Certificates:
The Class 1-A1-1, Class 1-A1-2, Class 1-A2-A, Class 1-A2-B, Class 1-A2-C, Class 2-A-1, Class 2-A-2, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8, Class 1-B, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 Certificates are collectively referred to herein as the “Offered Certificates.”

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Non-Offered Certificates:
The “Non-Offered Certificates” consist of the Class 1-C, Class 1-P, Class 2-C, Class 2-P, Class 2-B-2 and Class R Certificates. The Offered Certificates and Non-Offered Certificates are collectively referred to herein as the “Certificates.”

Group 2 Adjustable Rate
Certificates:	The “Group 2 Adjustable Rate Certificates” consist of the Class 2-A, Class 2-M and Class 2-B-1 Certificates.

Group 2 Fixed Rate
Certificates:	The “Group 2 Fixed Rate Certificates” consist of the Class 2-B-2 Certificates.

Registration:	Book-Entry form, same day funds through DTC, Clearstream and Euroclear.

Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

SMMEA Treatment:
The Class 1-A, Class 1-M, Class 1-B, Class 2-M (other than the Class 2-M-1 Certificates) and Class 2-B Certificates will not constitute “mortgage related securities” for purposes of SMMEA. The Class 2-A and Class 2-M-1 are expected to constitute “mortgage related securities” for the purpose of SMMEA.

Sample Pool Calculation Date:	June 1, 2006.

Cut-off Date:
For each Mortgage Loan delivered to the Trust on the Closing Date, the later of June 1, 2006 or the origination date of such Mortgage Loan. The Trust will be entitled to all payments due after June 1, 2006.

Expected Pricing Date:	June 22, 2006.

Expected Closing Date:	June 29, 2006.

Payment Date:	The 25th day of each month (or, if such day is not a business day, the next succeeding business day) commencing in July 2006.

Accrued Interest:	The Certificates (other than the Group 2 Fixed Rate Certificates) will settle flat. The Group 2 Fixed Rate Certificates will settle with accrued interest.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Interest Accrual Period:
The “Interest Accrual Period” for each Distribution Date with respect to the Certificates (other than the Group 2 Fixed Rate Certificates) will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis). The Group 2 Fixed Rate Certificates will accrue interest on a 30/360 day basis with 24 delay days.

Group 1
Optional Call:
The terms of the transaction allow for a clean-up call (the “Group 1 Clean-up Call”), which may be exercised once the aggregate principal balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date.

Group 2
Optional Call:
The terms of the transaction allow for a clean-up call (the “Group 2 Clean-up Call”), which may be exercised once the aggregate principal balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

Group 1 Prepayment Speed:

Fixed Rate Mortgage Loans
100% PPC, which assumes 23% HEP (i.e., prepayments start at 2.3% CPR in month one, and increase by 2.3% CPR each month to 23% CPR in month ten, and remain at 23% CPR thereafter).

Adjustable Rate and 2 Year Fixed/28 Year Adjustable Rate Mortgage Loans

100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.

3 Year Fixed/27 Year Adjustable Rate Hybrid Mortgage Loans

100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 36, increasing to and remaining constant at 65% CPR from month 37 until month 43, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 47 and remaining constant at 35% CPR from month 35 and thereafter.

5, 7 & 10 Year Fixed/25, 23 & 20 Year Adjustable Rate Mortgage Loans

100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 60, increasing to and remaining constant at 65% CPR from month 61 until month 67, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 71 and remaining constant at 35% CPR from month 35 and thereafter.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Prepayment Speed:

100% PPC, which assumes, no prepayments in the first 12 months after the origination date of such mortgage loan, 10% CPR in the second 12 month period, 15% CPR in the third 12 month period, 25% CPR in the fourth 12 month period and 30% CPR thereafter; provided, however, that with respect to approximately $76,962,429 of Group 2 Mortgage Loans, the prepayment vector will assume no prepayments for the first 60 months after the origination date of such mortgage loan and 30% CPR thereafter.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Mortgage Loans:
The Trust will include mortgage loans (the “Mortgage Loans”) having an aggregate principal balance as of the Sample Pool Calculation Date (the “Sample Pool Calculation Date Balance”) of approximately $833,982,010, of which (a) $584,803,153 are fixed-rate and adjustable-rate mortgage loans secured by first liens and second liens on the related mortgaged properties (the “Group 1 Mortgage Loans”) and (b) $249,178,857 are adjustable-rate mortgage loans secured by first liens on multifamily properties (the “Group 2 Mortgage Loans”). The Mortgage Loans have the characteristics as of the Sample Pool Calculation Date described in the collateral tables included in this free writing prospectus.

The collateral tables included in this free writing prospectus as Appendix A represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the Trust on the Closing Date. The final pool of Mortgage Loans to be included in the Trust will be different from the Sample Pool, although the characteristics of such final pool will not materially differ from the characteristics of the Sample Pool as indicated herein.

Pass-Through Rate:
The Pass-Through Rate for each class of Certificates (other than the Group 2 Fixed Rate Certificates) will be equal to the least of (a) one-month LIBOR plus the margin for such class, (b) 11.50% per annum and (c) the applicable Net WAC Rate. The Pass-Through Rate for the Group 2 Fixed Rate Certificates will be equal to the lesser of (a) the applicable per annum fixed rate for such class and (b) the applicable Net WAC Rate.

Group 1 Net
WAC Rate:
With respect to the Class 1-A, Class 1-M and Class 1-B Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the group 1 net mortgage rate over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Group 1 Swap Contract payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) a per annum rate equal to any Swap Termination Payment with respect to the Group 1 Swap Contract not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12. The Group 1 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Net WAC
Rate:
With respect to the Class 2-A, Class 2-M and Class 2-B Certificates any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the group 2 net mortgage rate over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Group 2 Swap Contract payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) a per annum rate equal to any Swap Termination Payment with respect to the Group 2 Swap Contract not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12. With respect to the Group 2 Adjustable Rate Certificates the Group 2 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate
Shortfall:
Any shortfalls in interest payments on a Class A, Class M or Class B Certificates resulting from the excess, if any, of (a) interest accrued on the related Certificates at one-month LIBOR plus the related margin (up to the maximum rate of 11.50% per annum) over (b) interest accrued on the related Certificates at the related Net WAC Rate (any such shortfalls, “Net WAC Rate Shortfalls”), on each Distribution Date, plus unpaid Net WAC Rate Shortfalls from prior Distribution Dates to be paid in the current month or carried forward for payment on subsequent Distribution Dates, together with interest thereon at the Pass-Through Rate for the current Distribution Date, to the extent of amounts available from Excess Cash Flow, as described under “Certificates Priority of Distribution” below.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Swap Contracts:
The Certificateholders (other than the Group 2 Fixed Rate Certificates) will benefit from two Swap Contracts with notional amounts and swap rates set forth on pages 45 and 46 of this free writing prospectus.

Group 1 Swap Contract

The Group 1 Certificateholders will benefit from the Group 1 Swap Agreement with notional amounts and swap rate set forth on pages 45 of this free writing prospectus. Under the Group 1 Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in July 2006 and ending with the Distribution Date in June 2011, the Trust shall be obligated to pay the Group I Swap Provider a fixed amount for such Distribution Date equal to the product of (x) a fixed per annum rate for such Distribution Date as set forth on page 45 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 45 of this free writing prospectus, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the Group 1 Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the Swap Provider will be required to pay to the Trust a floating amount for such Distribution Date equal to product of (x) One-Month LIBOR as determined pursuant to the Group 1 Swap Agreement, (y) the notional amount for such Distribution Date as set forth on page 45 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the Group 1 Swap Agreement) and the denominator of which is 360.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Swap Contract
The Group 2 Adjustable Rate Certificateholders will benefit from the Group 2 Swap Agreement with notional amounts and swap rate set forth on pages 46 of this free writing prospectus. Under the Group 2 Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in July 2006 and ending with the Distribution Date in May 2016, the Trust shall be obligated to pay the Group I Swap Provider a fixed amount for such Distribution Date equal to the product of (x) a fixed per annum rate for such Distribution Date as set forth on page 46 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 46 of this free writing prospectus, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the Group 2 Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the Swap Provider will be required to pay to the Trust a floating amount for such Distribution Date equal to product of (x) One-Month LIBOR as determined pursuant to the Group 2 Swap Agreement, (y) the notional amount for such Distribution Date as set forth on page 46 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the Group 2 Swap Agreement) and the denominator of which is 360.

Under each Swap Agreement described above, only the related net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, any Net Swap Payment due to the Swap Provider on any Distribution Date will be paid prior to distributions to the related certificateholders. Generally, the related Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the swap administrator pursuant to the swap administration agreement, and amounts on deposit in the related Swap Account will be distributed in accordance with the terms set forth in the swap administration agreement. Upon early termination of a Swap Agreement, the Trust or the Swap Provider may be obligated to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party, regardless of which party caused the termination. The related Swap Termination Payment will be computed in accordance with the procedures set forth in the related Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, such amount generally will be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full, prior to distributions to certificateholders (other than Swap Termination Payments attributable to a Swap Provider trigger event). The entitlement to certain payments from the Swap Account, as described above, and not the Swap Agreements themselves will be assets of the Trust.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Credit Enhancement:	The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Offered Certificates, as the case may be:

1) Subordination
2) Overcollateralization
3) Excess Cashflow
4) Swap Contracts

Group 1 Certificates

Class	S&P / Moody’s	Subordination (at closing; as a % of Original Pool Balance)	Subordination (after Stepdown Date; as a % of Current Pool Balance)
1-A1-1*	AAA/Aaa	7.80%	15.60%
1-A1-2	AAA/Aaa	7.80%	15.60%
1-A2-A	AAA/Aaa	7.80%	15.60%
1-A2-B	AAA/Aaa	7.80%	15.60%
1-A2-C	AAA/Aaa	7.80%	15.60%
1-M-1	AA+/Aa1	5.85%	11.70%
1-M-2	AA/Aa2	4.60%	9.20%
1-M-3	AA-/Aa3	3.80%	7.60%
1-M-4	A+/A1	3.30%	6.60%
1-M-5	A/A2	2.80%	5.60%
1-M-6	A-/A3	2.30%	4.60%
1-M-7	BBB+/Baa1	1.80%	3.60%
1-M-8	BBB/Baa2	1.30%	2.60%
1-B	BBB-/Baa3	0.80%	1.60%

*Excludes the subordination provided by Class 1-A1-2.

Group 2 Certificates

Class	S&P / Moody’s	Subordination (at closing; as a % of Original Pool Balance)	Subordination (after Stepdown Date; as a % of Current Pool Balance)
2-A-1*	AAA /Aaa	18.10%	38.80%
2-A-2	--- /Aaa	18.10%	38.80%
2-M-1	----/Aa2	14.50%	31.60%
2-M-2	----/A2	10.30%	23.20%
2-M-3	---/Baa2	5.20%	13.00%
2-B-1	----/Baa3	4.10%	10.80%
2-B-2	----/Ba2	2.40%	7.40%

*Excludes the subordination provided by Class 2-A-2.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Subordination:	Group 1 Certificates

The Class 1-M Certificates and Class 1-B Certificates will be subordinate to, and provide credit support for, the Class 1-A Certificates. Among the Class 1-M Certificates and Class 1-B Certificates, subordination will rank in priority from highest to lowest in the following order: Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, with each subsequent class providing credit support for the prior class or classes, if any. In addition, the Class 1-A1-2 Certificates will serve as credit support for the Class 1-A1-1 Certificates.

Group 2 Certificates

The Class 2-M Certificates and Class 2-B Certificates will be subordinate to, and provide credit support for, the Class 2-A Certificates. Among the Class 2-M Certificates and Class 2-B Certificates, subordination will rank in priority from highest to lowest in the following order: Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, with each subsequent class providing credit support for the prior class or classes, if any. In addition, the Class 2-A-2 Certificates will serve as credit support for the Class 2-A-1 Certificates.

Group 1
Overcollateralization:
With respect to any Distribution Date, the outstanding principal balance of the Group 1 Mortgage Loans as of the last day of the related Due Period less the aggregate Certificate Principal Balance of the Class 1-A, Class 1-M and Class 1-B Certificates (after taking into account all distributions of principal on such Distribution Date).

Any realized losses on the Group 1 Mortgage Loans will be covered first by the related Excess Cashflow and then by the Group 1 Overcollateralization, if any. If the Group 1 Overcollateralization is thereafter reduced, the related Excess Cashflow will be directed to pay principal on the related Certificates, resulting in the limited acceleration of the related Certificates relative to the amortization of the Group 1 Mortgage Loans, until the Group 1 Overcollateralization reaches the Group 1 Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Group 1 Overcollateralization is reduced below the Group 1 Overcollateralization Target by realized losses.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2
Overcollateralization:
With respect to any Distribution Date, the outstanding principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period less the aggregate Certificate Principal Balance of the Class 2-A, Class 2-M and Class 2-B Certificates (after taking into account all distributions of principal on such Distribution Date).

Any realized losses on the Group 2 Mortgage Loans will be covered first by the related Excess Cashflow and then by the Group 2 Overcollateralization, if any. If the Group 2 Overcollateralization is thereafter reduced, the related Excess Cashflow will be directed to pay principal on the related Certificates, resulting in the limited acceleration of the related Certificates relative to the amortization of the Group 2 Mortgage Loans, until the Group 2 Overcollateralization reaches the Group 2 Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Group 2 Overcollateralization is reduced below the Group 2 Overcollateralization Target by realized losses.

Overcollateralization	Group 1 Mortgage Loans
Target:
For each Distribution Date prior to the Group 1 Stepdown Date, 0.80% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date (the “Group 1 Overcollateralization Target”). The initial amount of Group 1 Overcollateralization will be approximately 0.80%.

On or after the Group 1 Stepdown Date, the Group 1 Overcollateralization Target will be equal to 1.60% of the aggregate principal balance of the Group 1 Mortgage Loans for the related Distribution Date, subject to a floor of 0.50% (the “O/C Floor”) of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date; provided, however, that if a Group 1 Trigger Event (as described herein) is in effect on the related Distribution Date, the Group 1 Overcollateralization Target will be equal to the Group 1 Overcollateralization Target on the prior Distribution Date.

Group 2 Mortgage Loans

For each Distribution Date prior to the Group 2 Stepdown Date, 3.70% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date (the “Group 2 Overcollateralization Target”). The initial amount of Group 2 Overcollateralization will be approximately 2.40%.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

On or after the Group 2 Stepdown Date, the Group 2 Overcollateralization Target will be equal to 7.40% of the aggregate principal balance of the Group 2 Mortgage Loans for the related Distribution Date, subject to a floor of 0.50% (the “O/C Floor”) of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date; provided, however, that if a Group 2 Trigger Event (as described herein) is in effect on the related Distribution Date, the Group 2 Overcollateralization Target will be equal to the Group 2 Overcollateralization Target on the prior Distribution Date.

Group 1 Excess
Cashflow:
“Group 1 Excess Cashflow” for any Distribution Date will be equal to the available funds for the Group 1 Mortgage Loans remaining after related interest and principal distributions on the Group 1 Certificates (not including the Class 1-C, Class 1-P and Class R Certificates) as described under “Certificates Priority of Distributions.”

Group 2 Excess
Cashflow:
“Group 2 Excess Cashflow” for any Distribution Date will be equal to the available funds for Group 2 Mortgage Loans remaining after related interest and principal distributions on the Group 2 Certificates (not including the Class 2-C, Class 2-P and Class R Certificates) as described under “Certificates Priority of Distributions.”

Trigger Event:
A “Trigger Event” will be in effect on a Distribution Date on or after the related Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Group 1
Trigger Event:
“Group 1 Trigger Event” will be in effect on a Distribution Date on or after the Group 1 Stepdown Date if either (or both) a Group 1 Delinquency Trigger or a Group 1 Cumulative Loss Trigger is in effect on such Distribution Date.

Group 2
Trigger Event:
“Group 2 Trigger Event” will be in effect on a Distribution Date on or after the Group 2 Stepdown Date if either (or both) a Group 2 Delinquency Trigger or a Group 2 Cumulative Loss Trigger is in effect on such Distribution Date.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1
Delinquency Trigger:
With respect to the related Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosures, and REO) for the outstanding Group 1 Mortgage Loans equals or exceeds [40.00]% times the related Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans for the preceding Distribution Date, over (ii) the aggregate Certificate Principal Balance of the most senior class or classes of related Certificates as of the preceding master servicer advance date, and the denominator of which is equal to (b) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans for the preceding Distribution Date.

Group 1
Cumulative Loss
Trigger:
With respect to the related Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of realized losses on the related Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
25 - 36	[0.30]% with respect to July 2008, plus an additional 1/12th of [0.40]% for each month thereafter
37 - 48	[0.70]% with respect to July 2009, plus an additional 1/12th of [0.55]% for each month thereafter
49 - 60	[1.25]% with respect to July 2010, plus an additional 1/12th of [0.55]% for each month thereafter
61 - 72	[1.80]% with respect to July 2011, plus an additional 1/12th of [0.35]% for each month thereafter
73+	[2.15]%

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2
Delinquency Trigger:
With respect to the related Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Group 2 Mortgage Loans equals or exceeds [14.00]% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans.

Group 2
Cumulative Loss
Trigger:
With respect to the related Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of realized losses on the related Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
85- 96	[5.00]% with respect to July 2013, plus an additional 1/12th of [1.15]% for each month thereafter
97 - 108	[6.15]% with respect to July 2014, plus an additional 1/12th of [0.25]% for each month thereafter
109 - 120	[6.40]% with respect to July 2015, plus an additional 1/12th of [0.20]% for each month thereafter
121+	[6.60]%

Allocated Realized
Loss Amounts:
With respect to any class of Offered Certificates and any distribution date, an amount equal to the sum of any realized loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date.

Group 1
Stepdown Date:
The earlier to occur of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates is reduced to zero and (y) the later to occur of: (i) the Distribution Date in July 2009 or (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates is less than or equal to [84.40]% of the aggregate principal balance of the related Mortgage Loans for such Distribution Date.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2
Stepdown Date:
The earlier to occur of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero and (y) the later to occur of: (i) the Distribution Date in July 2013 or (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 2-A Certificates is less than or equal to [61.20]% of the aggregate principal balance of the related Mortgage Loans for such Distribution Date.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Allocation of Losses:
Any realized losses on the Group 1 Mortgage Loans not covered by related Excess Cashflow or related Overcollateralization will be allocated to each class of Class 1-M Certificates and Class 1-B Certificates, in the following order: to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in each case until the respective Certificate Principal Balance of such class has been reduced to zero. In addition, if the aggregate Certificate Principal Balance of the Class 1-M Certificates and Class 1-B Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocable pro rata to the Class 1-A Certificates based on the Certificate Principal Balances until in each case the Certificate Principal Balance thereof is reduced to zero; provided however that any losses otherwise allocable to the Class 1-A1-1 Certificates will first be allocated to the Class 1-A1-2 Certificates until the Certificate Principal Balance thereof is reduced to zero.

Any realized losses on the Group 2 Mortgage Loans not covered by related Excess Cashflow or related Overcollateralization will be allocated to each class of Class 2-M Certificates and Class 2-B Certificates, in the following order: to the Class 2-B, Class 2-M-3, Class 2-M-2 and Class 2-M-1 Certificates, in each case until the respective Certificate Principal Balance of such class has been reduced to zero. In addition, if the aggregate Certificate Principal Balance of the Class 2-M Certificates and Class 2-B Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocable to the Class 2-A Certificates based on the Certificate Principal Balances until in each case the Certificate Principal Balance thereof is reduced to zero; provided however that any losses otherwise allocable to the Class 2-A-1 Certificates will first be allocated to the Class 2-A-2 Certificates until the Certificate Principal Balance thereof is reduced to zero.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Certificates Priority
of Distributions:	Group 1 Mortgage Loans

Available funds from the Group 1 Mortgage Loans (which are net of any servicing, master servicing fees and private mortgage insurance premium fees) will be distributed in the following order of priority:

1)
From available funds to the Group 1 Swap Account, any Group 1 net swap payment and Group 1 swap termination payment for such Distribution Date (other than any Group 1 Swap Termination Payment resulting from a Swap Provider trigger event) owed to the Swap Provider;

2)
Interest funds, sequentially, as follows: (a) first, current and unpaid interest, to the Class 1-A Certificates, pro rata based on their entitlement, then (b) current interest, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates;

3)
Principal funds, to the Class 1-A Certificates, as more fully described under “Class A Certificates Principal Distributions” below, then (ii) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, each as described more fully under “Principal Paydown” below;

4)
Group 1 Excess Cashflow, as principal to the Class 1-A Certificates, Class 1-M and Class 1-B Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target;”

5)	Any remaining Group 1 Excess Cashflow to pay any Allocated Realized Loss Amounts to the Class 1-A Certificates, pro rata, based on the unpaid realized loss amount for such class of certificates;
6)
Any remaining Group 1 Excess Cashflow, sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case first to pay any unpaid interest for such class and then to pay any Allocated Realized Loss Amounts for such class;

7)
Any remaining Group 1 Excess Cashflow to the related Net WAC shortfall reserve fund to pay the Group 1 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining related Net WAC Shortfall Amount for each such class; provided that any Group 1 Excess Cashflow remaining after such allocation to pay Net WAC Shortfall Amount based on the Certificate Principal Balances of these Certificates will be distributed to each such Class of Certificates with respect to which there remains any unpaid Net WAC Shortfall Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

8)	To the Group 1 Swap Account, any Group 1 Swap Termination Payment owed to the Swap Provider specifically due to a Group 1 Swap Provider Trigger Event pursuant to the Group 1 Swap Contract; and
9)	To the Class 1-C and Class 1-R Certificates, any remaining amounts as described in the pooling and servicing agreement.

Group 2 Mortgage Loans

Available funds from the Group 2 Mortgage Loans (which are net of any servicing, master servicing fees and private mortgage insurance premium fees) will be distributed in the following order of priority:

1)
From available funds to the Group 2 Swap Account, any Group 2 Net Swap Payment and Group 2 Swap Termination Payment for such Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider trigger event) owed to the Swap Provider;

2)
Interest funds, sequentially, as follows: (a) first, current and unpaid interest, to the Class 2-A Certificates, pro rata based on their entitlement, then (b) current interest, sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates;

3)
Principal funds, to the Class 2-A Certificates, as more fully described under “Class A Certificates Principal Distributions” below, then (ii) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, each as described more fully under “Principal Paydown” below;

4)	Group 2 Excess Cashflow, as principal to the Class 2-A, Class 2-M and Class 2-B Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target;”
5)	Any remaining Group 2 Excess Cashflow to pay any Allocated Realized Loss Amounts to the Class 2-A Certificates, pro rata, based on the unpaid realized loss amount for such class of certificates;
6)
Any remaining Group 2 Excess Cashflow, sequentially to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, in that order, in each case first to pay any unpaid interest for such class and then to pay any Allocated Realized Loss Amounts for such class;

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

7)
Any remaining Group 2 Excess Cashflow to the related Net WAC shortfall reserve fund to pay the Group 2 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining Net WAC Shortfall Amount for each such Class; provided that any Group 2 Excess Cashflow remaining after such allocation to pay Net WAC Shortfall Amount based on the Certificate Principal Balances of these Certificates will be distributed to each such Class of Certificates with respect to which there remains any unpaid Net WAC Shortfall Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;

8)	To the Group 2 Swap Account, any Group 2 Swap Termination Payment owed to the Swap Provider specifically due to a Swap Provider trigger event pursuant to the Group 2 Swap Contract; and
9)	To the Class 2-C and Class 2-R Certificates, any remaining amounts as described in the pooling and servicing agreement.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Principal Paydown:
Group 1 Certificates

Prior to the Group 1 Stepdown Date or if a Group 1 Trigger Event is in effect on any Distribution Date, 100% of the available principal funds will be paid to the Class 1-A Certificates, as more fully described below under “Class A Certificates Principal Distributions” below, however, if the Class 1-A Certificates have been retired, such amounts will be applied sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

On any Distribution Date on or after the Group 1 Stepdown Date, and if a Group 1 Trigger Event is not in effect on such Distribution Date, the Group 1 Certificates will be entitled to receive payments of principal in the following order of priority (such that the unpaid principal balance of each class will have the following subordination):

Group 1 Certificates

Class	S&P / Moody’s	Subordination (after Group 1 Stepdown Date; as % of Current Pool Balance)
1-A1-1*	AAA/Aaa	15.60%
1-A1-2	AAA/Aaa	15.60%
1-A2-A	AAA/Aaa	15.60%
1-A2-B	AAA/Aaa	15.60%
1-A2-C	AAA/Aaa	15.60%
1-M-1	AA+/Aa1	11.70%
1-M-2	AA/Aa2	9.20%
1-M-3	AA-/Aa3	7.60%
1-M-4	A+/A1	6.60%
1-M-5	A/A2	5.60%
1-M-6	A-/A3	4.60%
1-M-7	BBB+/Baa1	3.60%
1-M-8	BBB/Baa2	2.60%
1-B	BBB-/Baa3	1.60%

*Excludes the subordination provided by Class 1-A1-2.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Certificates

Prior to the Group 2 Stepdown Date or if a Group 2 Trigger Event is in effect on any Distribution Date, 100% of the available principal funds will be paid to the Class 2-A Certificates, as more fully described below under “Class A Certificates Principal Distribution” below, however, if the Class 2-A Certificates have been retired, such amounts will be applied sequentially to the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-B-1 and Class 2-B-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

On any Distribution Date on or after the Group 2 Stepdown Date, and if a Group 2 Trigger Event is not in effect on such Distribution Date, the Group 2 Certificates will be entitled to receive payments of principal in the following order of priority (such that the unpaid principal balance of each class will have the following subordination):

Group 2 Certificates

Class	S&P / Moody’s	Subordination (after Group 2 Stepdown Date; as % of Current Pool Balance)
2-A-1*	AAA /Aaa	38.80%
2-A-2	----/Aaa	38.80%
2-M-1	----/Aa2	31.60%
2-M-2	----/A2	23.20%
2-M-3	---/Baa2	13.00%
2-B-1	----/Baa3	10.80%
2-B-2	----/Ba2	7.40%

*Excludes the subordination provided by Class 2-A-2.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Class A Certificates Principal Distributions:

Class 1-A Certificates:
Prior to the Group 1 Stepdown Date, the Class 1-A1 Certificates and Class 1-A2 Certificates will received all principal collected on the related Mortgage Loans, on a pro rata basis, unless the related Class 1-A1 Certificates and Class 1-A2 Certificate Principal Balances have been reduced to zero.

The Class 1-A1-1 Certificates and Class 1-A1-2 Certificates will receive the Class 1-A1 Principal Distribution Amount on a pro rata basis.

The Class 1-A2 Certificates will receive the Class 1-A2 Principal Distribution Amount, which will be allocated sequentially to the Class 1-A2-A, Class 1-A2-B and Class 1-A2-C Certificates, in that order.

On or after the Group 1 Stepdown Date and assuming no Group 1 Trigger Event is in effect, principal paid to the Class 1-A Certificates will have approximately 15.60% of the current balance of the related Mortgage Loans as credit enhancement (which is approximately 2x the initial senior enhancement).

Class 2-A Certificates:
Prior to the Group 2 Stepdown Date, the Class 2-A Certificates will receive all principal collected on the related Mortgage Loans, unless the related Class 2-A Certificate Principal Balances have been reduced to zero.

The Class 2-A-1 Certificates and Class 2-A-2 Certificates will receive the Class 2-A Principal Distribution Amount on a pro rata basis.

On or after the Group 2 Stepdown Date and assuming no Group 2 Trigger Event is in effect, principal paid to the Class 2-A Certificates will have approximately 38.80% of the current balance of the related Mortgage Loans as credit enhancement (which is approximately 2x the initial senior enhancement).

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Swap
Account:
Net Swap Payments payable by the Swap Provider under the Group 1 Swap Contract to the swap administrator will be deposited by the swap administrator in the Group 1 Swap Account. On each distribution date, to the extent required, the swap administrator will withdraw the following amounts from the Group 1 Swap Account and remit to the Trustee for distribution to the related certificates (after distribution to the certificates of net monthly Excess Cashflow) in the following order of priority:

(1)
concurrently to the Class 1-A Certificates, pro rata, based on entitlement, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the related available funds on that distribution date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(2)
sequentially, to the Class 1-M Certificates and Class 1-B Certificates, in that order, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the related available funds on that distribution date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(3)
to the Class 1-A Certificates, Class 1-M Certificates and Class 1-B Certificates, an amount equal to any extra principal distribution amount, to the extent not covered by the Group 1 Excess Cashflow on that distribution date and solely to the extent the payment of the extra principal distribution amount is as a result of current or prior period realized losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the principal distribution amount ;

(4)
to the related Net WAC reserve fund, to pay related Net WAC Shortfall Amounts on the Class 1-A, Class 1-M and Class 1-B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such class(es) of certificates remaining unpaid, to the extent not covered by the Group 1 Excess Cashflow on that distribution date;

(5)
to the Class 1-A Certificates, pro rata, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any related Excess Cashflow on that distribution date;

(6)
sequentially to the Class 1-M Certificates and Class 1-B Certificates, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any related Excess Cashflow on that distribution date; and

(7)	to pay to the parties named in the swap administration agreement any remaining amounts.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Swap
Account:
Net Swap Payments payable by the Swap Provider under the Group 2 Swap Contract to the swap administrator will be deposited by the swap administrator in the Group 2 Swap Account. On each distribution date, to the extent required, the swap administrator will withdraw the following amounts from the Group 2 Swap Account and remit to the Trustee for distribution to the related certificates (after distribution to the certificates of Excess Cashflow) in the following order of priority:

(1)
concurrently to the Class 2-A Certificates, pro rata, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the related available funds on that distribution date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(2)
sequentially, to the Class 2-M Certificates and Class 2-B-1 Certificates, in that order, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the related available funds on that distribution date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(3)
to the Class 2-A Certificates, Class 2-M Certificates and Class 2-B-1 Certificates, an amount equal to any extra principal distribution amount, to the extent not covered by the Group 2 Excess Cashflow on that distribution date and solely to the extent the payment of the extra principal distribution amount is as a result of current or prior period realized losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the principal distribution amount ;

(4)
to the related Net WAC reserve fund, to pay related Net WAC Shortfall Amounts on the Class 2-A, Class 2-M and Class 2-B-1 Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such class(es) of certificates remaining unpaid, to the extent not covered by the Group 2 Excess Cashflow on that distribution date;

(5)
to the Class 2-A Certificates, pro rata, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any related Excess Cashflow on that distribution date;

(6)
sequentially to the Class 2-M Certificates and Class 2-B-1 Certificates, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any related Excess Cashflow on that distribution date; and

(7)	to pay to the parties named in the swap administration agreement any remaining amounts.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To 10% Optional Termination

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A1-1
Avg. Life (yrs)	21.545	4.791	3.268	2.474	2.016	1.635
Mod. Duration (yrs)	11.935	3.861	2.803	2.193	1.818	1.500
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	1	1	1	1	1	1
Window (mo)	348	142	93	66	57	44
Yield (%)	5.591	5.592	5.592	5.593	5.593	5.595

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A1-2
Avg. Life (yrs)	21.545	4.791	3.268	2.474	2.016	1.635
Mod. Duration (yrs)	11.868	3.852	2.799	2.190	1.816	1.499
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	1	1	1	1	1	1
Window (mo)	348	142	93	66	57	44
Yield (%)	5.653	5.654	5.654	5.655	5.655	5.657

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A2-A
Avg. Life (yrs)	15.413	1.704	1.243	1.000	0.847	0.743
Mod. Duration (yrs)	9.968	1.571	1.165	0.945	0.804	0.708
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Nov-27	Aug-09	Sep-08	Mar-08	Dec-07	Sep-07
Lockout (mo)	1	1	1	1	1	1
Window (mo)	257	38	27	21	18	15
Yield (%)	5.477	5.480	5.479	5.480	5.479	5.478

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A2-B
Avg. Life (yrs)	25.196	5.720	3.926	3.000	2.355	1.926
Mod. Duration (yrs)	13.260	4.717	3.412	2.676	2.143	1.777
First Principal Payment	Nov-27	Aug-09	Sep-08	Mar-08	Dec-07	Sep-07
Last Principal Payment	Dec-34	Jul-16	Dec-12	Jul-11	Jun-10	May-09
Lockout (mo)	257	38	27	21	18	15
Window (mo)	86	84	52	41	31	21
Yield (%)	5.580	5.581	5.582	5.583	5.584	5.585

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A2-C
Avg. Life (yrs)	28.905	11.544	7.530	5.421	4.619	3.510
Mod. Duration (yrs)	13.931	8.275	5.982	4.554	3.964	3.103
First Principal Payment	Dec-34	Jul-16	Dec-12	Jul-11	Jun-10	May-09
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	342	121	78	61	48	35
Window (mo)	7	22	16	6	10	10
Yield (%)	5.695	5.695	5.694	5.695	5.693	5.700

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-1
Avg. Life (yrs)	26.973	7.944	5.329	4.141	3.697	3.448
Mod. Duration (yrs)	13.449	6.107	4.426	3.576	3.241	3.052
First Principal Payment	Dec-29	Sep-10	Jul-09	Aug-09	Sep-09	Oct-09
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	282	51	37	38	39	40
Window (mo)	67	92	57	29	19	5
Yield (%)	5.747	5.747	5.747	5.748	5.748	5.751

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-2
Avg. Life (yrs)	26.973	7.944	5.329	4.134	3.659	3.362
Mod. Duration (yrs)	13.405	6.099	4.422	3.567	3.208	2.980
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Aug-09	Sep-09
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	282	51	37	37	38	39
Window (mo)	67	92	57	30	20	6
Yield (%)	5.778	5.778	5.778	5.779	5.779	5.782

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-3
Avg. Life (yrs)	26.973	7.944	5.329	4.115	3.645	3.327
Mod. Duration (yrs)	13.377	6.093	4.419	3.550	3.195	2.950
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Aug-09	Aug-09
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	282	51	37	37	38	38
Window (mo)	67	92	57	30	20	7
Yield (%)	5.799	5.799	5.799	5.799	5.799	5.803

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-4
Avg. Life (yrs)	26.973	7.944	5.329	4.115	3.645	3.280
Mod. Duration (yrs)	13.234	6.066	4.405	3.541	3.188	2.906
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Aug-09	Aug-09
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	282	51	37	37	38	38
Window (mo)	67	92	57	30	20	7
Yield (%)	5.902	5.903	5.903	5.903	5.903	5.906

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-5
Avg. Life (yrs)	26.973	7.944	5.329	4.115	3.628	3.280
Mod. Duration (yrs)	13.192	6.058	4.401	3.539	3.172	2.905
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Aug-09
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	282	51	37	37	37	38
Window (mo)	67	92	57	30	21	7
Yield (%)	5.934	5.934	5.934	5.934	5.934	5.937

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-6
Avg. Life (yrs)	26.968	7.931	5.315	4.112	3.596	3.277
Mod. Duration (yrs)	13.093	6.033	4.383	3.530	3.142	2.898
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Aug-09
Last Principal Payment	Jun-35	Apr-18	Mar-14	Dec-11	Mar-11	Feb-10
Lockout (mo)	282	51	37	37	37	38
Window (mo)	67	92	57	30	21	7
Yield (%)	6.006	6.007	6.007	6.007	6.007	6.010

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-7
Avg. Life (yrs)	26.913	7.736	5.175	4.065	3.513	3.179
Mod. Duration (yrs)	12.392	5.805	4.226	3.451	3.044	2.790
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Jul-09
Last Principal Payment	May-35	Dec-17	Nov-13	Nov-11	Jan-11	Jan-10
Lockout (mo)	282	51	37	37	37	37
Window (mo)	66	88	53	29	19	7
Yield (%)	6.548	6.549	6.549	6.548	6.549	6.549

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-8
Avg. Life (yrs)	26.783	7.345	4.915	3.956	3.351	3.091
Mod. Duration (yrs)	12.122	5.562	4.037	3.359	2.911	2.710
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Jul-09
Last Principal Payment	Jan-35	Oct-16	Feb-13	Aug-11	Jul-10	Sep-09
Lockout (mo)	282	51	37	37	37	37
Window (mo)	62	74	44	26	13	3
Yield (%)	6.756	6.757	6.758	6.757	6.757	6.756

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-B
Avg. Life (yrs)	26.380	6.541	4.528	3.563	3.128	3.072
Mod. Duration (yrs)	11.999	5.104	3.773	3.069	2.737	2.693
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Jul-09
Last Principal Payment	May-34	Feb-15	Jan-12	Dec-10	Dec-09	Jul-09
Lockout (mo)	282	51	37	37	37	37
Window (mo)	54	54	31	18	6	1
Yield (%)	6.809	6.810	6.809	6.810	6.809	6.808

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-A-1
Avg. Life (yrs)	18.404	6.834	5.379	4.445	3.912	3.627
Mod. Duration (yrs)	10.415	5.215	4.343	3.731	3.355	3.139
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Feb-35	Dec-21	Jan-18	Nov-15	Apr-13	Sep-12
Lockout (mo)	1	1	1	1	1	1
Window (mo)	344	186	139	113	82	75
Yield (%)	5.768	5.768	5.768	5.769	5.769	5.769

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-A-2
Avg. Life (yrs)	18.404	6.834	5.379	4.445	3.912	3.627
Mod. Duration (yrs)	10.369	5.203	4.335	3.725	3.351	3.135
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Feb-35	Dec-21	Jan-18	Nov-15	Apr-13	Sep-12
Lockout (mo)	1	1	1	1	1	1
Window (mo)	344	186	139	113	82	75
Yield (%)	5.819	5.820	5.820	5.821	5.821	5.821

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-M-1
Avg. Life (yrs)	26.311	11.244	9.221	9.198	7.879	6.986
Mod. Duration (yrs)	13.062	7.896	6.907	6.928	6.143	5.582
First Principal Payment	Sep-28	Jul-13	Apr-14	Mar-15	Apr-13	Sep-12
Last Principal Payment	Feb-35	Dec-21	Jan-18	Nov-15	Aug-14	Sep-13
Lockout (mo)	267	85	94	105	82	75
Window (mo)	78	102	46	9	17	13
Yield (%)	5.923	5.924	5.924	5.923	5.923	5.925

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-M-2
Avg. Life (yrs)	26.311	11.244	9.085	8.602	8.156	7.239
Mod. Duration (yrs)	12.900	7.843	6.784	6.545	6.285	5.721
First Principal Payment	Sep-28	Jul-13	Dec-13	Jun-14	Aug-14	Sep-13
Last Principal Payment	Feb-35	Dec-21	Jan-18	Nov-15	Aug-14	Sep-13
Lockout (mo)	267	85	90	96	98	87
Window (mo)	78	102	50	18	1	1
Yield (%)	6.048	6.048	6.049	6.049	6.048	6.050

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-M-3
Avg. Life (yrs)	26.311	11.244	8.976	8.199	7.901	7.087
Mod. Duration (yrs)	12.279	7.633	6.568	6.175	6.011	5.524
First Principal Payment	Sep-28	Jul-13	Sep-13	Dec-13	Dec-13	Mar-13
Last Principal Payment	Feb-35	Dec-21	Jan-18	Nov-15	Aug-14	Sep-13
Lockout (mo)	267	85	87	90	90	81
Window (mo)	78	102	53	24	9	7
Yield (%)	6.548	6.548	6.549	6.548	6.548	6.549

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-B-1
Avg. Life (yrs)	26.311	11.244	8.922	8.023	7.573	6.834
Mod. Duration (yrs)	12.279	7.633	6.536	6.070	5.816	5.366
First Principal Payment	Sep-28	Jul-13	Sep-13	Nov-13	Oct-13	Feb-13
Last Principal Payment	Feb-35	Dec-21	Jan-18	Nov-15	Aug-14	Sep-13
Lockout (mo)	267	85	87	89	88	80
Window (mo)	78	102	53	25	11	8
Yield (%)	6.548	6.548	6.549	6.549	6.549	6.549

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To Maturity

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A1-1
Avg. Life (yrs)	21.590	5.149	3.523	2.658	2.112	1.732
Mod. Duration (yrs)	11.944	4.017	2.948	2.315	1.886	1.575
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	May-36	May-30	Apr-23	Nov-18	Aug-15	Jan-13
Lockout (mo)	1	1	1	1	1	1
Window (mo)	359	287	202	149	110	79
Yield (%)	5.591	5.599	5.601	5.603	5.600	5.602

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A1-2
Avg. Life (yrs)	21.590	5.149	3.523	2.658	2.112	1.732
Mod. Duration (yrs)	11.876	4.008	2.943	2.312	1.884	1.573
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	May-36	May-30	Apr-23	Nov-18	Aug-15	Jan-13
Lockout (mo)	1	1	1	1	1	1
Window (mo)	359	287	202	149	110	79
Yield (%)	5.653	5.664	5.667	5.668	5.664	5.667

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A2-A
Avg. Life (yrs)	15.413	1.704	1.243	1.000	0.847	0.743
Mod. Duration (yrs)	9.968	1.571	1.165	0.945	0.804	0.708
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Nov-27	Aug-09	Sep-08	Mar-08	Dec-07	Sep-07
Lockout (mo)	1	1	1	1	1	1
Window (mo)	257	38	27	21	18	15
Yield (%)	5.477	5.480	5.479	5.480	5.479	5.478

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A2-B
Avg. Life (yrs)	25.196	5.720	3.926	3.000	2.355	1.926
Mod. Duration (yrs)	13.260	4.717	3.412	2.676	2.143	1.777
First Principal Payment	Nov-27	Aug-09	Sep-08	Mar-08	Dec-07	Sep-07
Last Principal Payment	Dec-34	Jul-16	Dec-12	Jul-11	Jun-10	May-09
Lockout (mo)	257	38	27	21	18	15
Window (mo)	86	84	52	41	31	21
Yield (%)	5.580	5.581	5.582	5.583	5.584	5.585

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-A2-C
Avg. Life (yrs)	29.242	14.239	9.457	6.809	5.338	4.241
Mod. Duration (yrs)	13.996	9.425	7.057	5.459	4.472	3.660
First Principal Payment	Dec-34	Jul-16	Dec-12	Jul-11	Jun-10	May-09
Last Principal Payment	May-36	May-30	Apr-23	Nov-18	Aug-15	Jan-13
Lockout (mo)	342	121	78	61	48	35
Window (mo)	18	167	125	89	63	45
Yield (%)	5.696	5.730	5.739	5.743	5.728	5.739

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-1
Avg. Life (yrs)	27.059	8.511	5.729	4.422	3.816	3.635
Mod. Duration (yrs)	13.465	6.365	4.661	3.767	3.328	3.195
First Principal Payment	Dec-29	Sep-10	Jul-09	Aug-09	Sep-09	Oct-09
Last Principal Payment	Feb-36	Apr-23	Oct-17	Jul-14	Apr-12	Jul-11
Lockout (mo)	282	51	37	38	39	40
Window (mo)	75	152	100	60	32	22
Yield (%)	5.747	5.754	5.756	5.756	5.754	5.757

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-2
Avg. Life (yrs)	27.049	8.413	5.658	4.363	3.756	3.535
Mod. Duration (yrs)	13.420	6.316	4.618	3.724	3.280	3.113
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Aug-09	Sep-09
Last Principal Payment	Jan-36	Jan-22	Dec-16	Nov-13	Dec-11	May-11
Lockout (mo)	282	51	37	37	38	39
Window (mo)	74	137	90	53	29	21
Yield (%)	5.778	5.785	5.786	5.787	5.784	5.788

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-3
Avg. Life (yrs)	27.035	8.325	5.583	4.290	3.724	3.465
Mod. Duration (yrs)	13.388	6.272	4.573	3.671	3.253	3.057
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Aug-09	Aug-09
Last Principal Payment	Nov-35	Jan-21	Feb-16	Apr-13	Oct-11	Feb-11
Lockout (mo)	282	51	37	37	38	38
Window (mo)	72	125	80	46	27	19
Yield (%)	5.799	5.805	5.806	5.806	5.804	5.809

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-4
Avg. Life (yrs)	27.022	8.228	5.513	4.240	3.709	3.383
Mod. Duration (yrs)	13.243	6.201	4.517	3.628	3.235	2.986
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Aug-09	Aug-09
Last Principal Payment	Oct-35	Apr-20	Jul-15	Nov-12	Aug-11	Nov-10
Lockout (mo)	282	51	37	37	38	38
Window (mo)	71	116	73	41	25	16
Yield (%)	5.903	5.908	5.909	5.909	5.907	5.911

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-5
Avg. Life (yrs)	27.003	8.119	5.438	4.186	3.675	3.345
Mod. Duration (yrs)	13.198	6.143	4.468	3.588	3.207	2.955
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Aug-09
Last Principal Payment	Sep-35	Aug-19	Jan-15	Jul-12	Jul-11	Aug-10
Lockout (mo)	282	51	37	37	37	38
Window (mo)	70	108	67	37	25	13
Yield (%)	5.934	5.938	5.939	5.938	5.937	5.940

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-6
Avg. Life (yrs)	26.972	7.967	5.333	4.124	3.611	3.292
Mod. Duration (yrs)	13.094	6.051	4.394	3.539	3.152	2.909
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Aug-09
Last Principal Payment	Jul-35	Nov-18	Jul-14	Feb-12	May-11	May-10
Lockout (mo)	282	51	37	37	37	38
Window (mo)	68	99	61	32	23	10
Yield (%)	6.006	6.008	6.008	6.008	6.008	6.010

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-7
Avg. Life (yrs)	26.913	7.736	5.175	4.065	3.513	3.179
Mod. Duration (yrs)	12.392	5.805	4.226	3.451	3.044	2.790
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Jul-09
Last Principal Payment	May-35	Dec-17	Nov-13	Nov-11	Jan-11	Jan-10
Lockout (mo)	282	51	37	37	37	37
Window (mo)	66	88	53	29	19	7
Yield (%)	6.548	6.549	6.549	6.548	6.549	6.549

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-M-8
Avg. Life (yrs)	26.783	7.345	4.915	3.956	3.351	3.091
Mod. Duration (yrs)	12.122	5.562	4.037	3.359	2.911	2.710
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Jul-09
Last Principal Payment	Jan-35	Oct-16	Feb-13	Aug-11	Jul-10	Sep-09
Lockout (mo)	282	51	37	37	37	37
Window (mo)	62	74	44	26	13	3
Yield (%)	6.756	6.757	6.758	6.757	6.757	6.756

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class I-B
Avg. Life (yrs)	26.380	6.541	4.528	3.563	3.128	3.072
Mod. Duration (yrs)	11.999	5.104	3.773	3.069	2.737	2.693
First Principal Payment	Dec-29	Sep-10	Jul-09	Jul-09	Jul-09	Jul-09
Last Principal Payment	May-34	Feb-15	Jan-12	Dec-10	Dec-09	Jul-09
Lockout (mo)	282	51	37	37	37	37
Window (mo)	54	54	31	18	6	1
Yield (%)	6.809	6.810	6.809	6.810	6.809	6.808

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-A-1
Avg. Life (yrs)	18.451	7.143	5.619	4.627	3.912	3.627
Mod. Duration (yrs)	10.424	5.323	4.450	3.825	3.355	3.139
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Apr-36	Apr-33	Jan-28	Aug-23	Apr-13	Sep-12
Lockout (mo)	1	1	1	1	1	1
Window (mo)	358	322	259	206	82	75
Yield (%)	5.768	5.775	5.777	5.777	5.769	5.769

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-A-2
Avg. Life (yrs)	18.451	7.143	5.619	4.627	3.912	3.627
Mod. Duration (yrs)	10.378	5.311	4.442	3.819	3.351	3.135
First Principal Payment	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment	Apr-36	Apr-33	Jan-28	Aug-23	Apr-13	Sep-12
Lockout (mo)	1	1	1	1	1	1
Window (mo)	358	322	259	206	82	75
Yield (%)	5.820	5.828	5.830	5.831	5.821	5.821

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-M-1
Avg. Life (yrs)	26.436	12.030	9.824	9.696	10.561	9.093
Mod. Duration (yrs)	13.085	8.163	7.171	7.184	7.599	6.811
First Principal Payment	Sep-28	Jul-13	Apr-14	Mar-15	Apr-13	Sep-12
Last Principal Payment	Mar-36	Sep-30	Feb-25	Apr-21	Sep-20	Aug-18
Lockout (mo)	267	85	94	105	82	75
Window (mo)	91	207	131	74	90	72
Yield (%)	5.924	5.932	5.933	5.932	5.973	5.971

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-M-2
Avg. Life (yrs)	26.433	12.001	9.660	9.040	9.182	8.159
Mod. Duration (yrs)	12.921	8.097	7.035	6.767	6.872	6.281
First Principal Payment	Sep-28	Jul-13	Dec-13	Jun-14	Oct-14	Dec-13
Last Principal Payment	Feb-36	Jan-30	Jun-24	Sep-20	May-18	Sep-16
Lockout (mo)	267	85	90	96	100	90
Window (mo)	90	199	127	76	44	34
Yield (%)	6.049	6.058	6.060	6.059	6.076	6.077

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-M-3
Avg. Life (yrs)	26.428	11.922	9.484	8.584	8.198	7.347
Mod. Duration (yrs)	12.297	7.850	6.782	6.364	6.172	5.675
First Principal Payment	Sep-28	Jul-13	Sep-13	Dec-13	Dec-13	Mar-13
Last Principal Payment	Feb-36	Nov-28	May-23	Dec-19	Sep-17	Mar-16
Lockout (mo)	267	85	87	90	90	81
Window (mo)	90	185	117	73	46	37
Yield (%)	6.549	6.564	6.566	6.565	6.563	6.564

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class 2-B-1
Avg. Life (yrs)	26.416	11.804	9.336	8.337	7.805	7.030
Mod. Duration (yrs)	12.295	7.818	6.715	6.228	5.944	5.481
First Principal Payment	Sep-28	Jul-13	Sep-13	Nov-13	Oct-13	Feb-13
Last Principal Payment	Nov-35	Jun-26	Jun-21	Jun-18	Jul-16	Apr-15
Lockout (mo)	267	85	87	89	88	80
Window (mo)	87	156	94	56	34	27
Yield (%)	6.549	6.561	6.564	6.563	6.561	6.561

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 - Available Funds Cap -Indices @ Spot
Period	Class	Class	Period	Class	Class
	I-A	1-M&B		I-A	1-M&B
	(%)	(%)		(%)	(%)
1	8.01	8.01	31	7.00	7.00
2	6.81	6.81	32	7.00	7.00
3	6.81	6.81	33	7.48	7.48
4	6.95	6.95	34	6.99	6.99
5	6.81	6.81	35	7.17	7.17
6	6.95	6.95	36	7.57	7.57
7	6.82	6.82	37	7.76	7.76
8	6.82	6.82	38	7.55	7.55
9	7.25	7.25	39	7.53	7.53
10	6.84	6.84	40	7.70	7.70
11	6.97	6.97	41	7.50	7.50
12	6.84	6.84	42	7.71	7.71
13	6.98	6.98	43	7.51	7.51
14	6.85	6.85	44	7.50	7.50
15	6.85	6.85	45	8.07	8.07
16	6.98	6.98	46	7.48	7.48
17	6.85	6.85	47	7.66	7.66
18	6.98	6.98	48	7.48	7.48
19	6.85	6.85	49	7.66	7.66
20	6.85	6.85	50	7.47	7.47
21	7.13	7.13	51	7.47	7.47
22	6.99	6.99	52	7.65	7.65
23	7.24	7.24	53	7.47	7.47
24	7.09	7.09	54	7.65	7.65
25	7.23	7.23	55	7.46	7.46
26	7.06	7.06	56	7.46	7.46
27	7.04	7.04	57	8.04	8.04
28	7.19	7.19	58	7.47	7.47
29	7.02	7.02	59	8.17	8.17
30	7.16	7.16	60	8.25	8.25

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 - Available Funds Cap -Indices @ 20%
Period	Class	Class	Period	Class	Class
	I-A	1-M&B		I-A	1-M&B
	(%)	(%)		(%)	(%)
1	8.01	8.01	31	14.06	14.06
2	14.70	14.70	32	14.06	14.06
3	14.69	14.69	33	14.57	14.57
4	14.82	14.82	34	14.11	14.11
5	14.68	14.68	35	13.57	13.57
6	14.82	14.82	36	14.00	14.00
7	14.68	14.68	37	13.32	13.32
8	14.68	14.68	38	13.16	13.16
9	15.11	15.11	39	13.20	13.20
10	14.70	14.70	40	13.48	13.48
11	14.83	14.83	41	13.36	13.36
12	14.71	14.71	42	13.77	13.77
13	14.83	14.83	43	13.60	13.60
14	14.69	14.69	44	13.62	13.62
15	14.68	14.68	45	14.27	14.27
16	14.81	14.81	46	13.62	13.62
17	14.67	14.67	47	13.83	13.83
18	14.80	14.80	48	13.78	13.78
19	14.66	14.66	49	13.98	13.98
20	14.66	14.66	50	13.77	13.77
21	14.48	14.48	51	13.77	13.77
22	14.39	14.39	52	13.97	13.97
23	14.45	14.45	53	13.76	13.76
24	13.98	13.98	54	14.08	14.08
25	14.03	14.03	55	13.87	13.87
26	13.90	13.90	56	13.86	13.86
27	13.92	13.92	57	14.52	14.52
28	14.14	14.14	58	13.89	13.89
29	14.03	14.03	59	13.35	13.35
30	14.22	14.22	60	10.74	10.74

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 - Available Funds Cap -Indices @ Spot
Period	Class	Class	Period	Class	Class	Period	Class	Class
	2-A	2-M&B		2-A	2-M&B		2-A	2-M&B
	(%)	(%)		(%)	(%)		(%)	(%)
1	7.53	7.53	41	6.51	6.51	81	7.14	7.14
2	6.42	6.42	42	6.63	6.63	82	6.54	6.54
3	6.42	6.42	43	6.51	6.51	83	6.73	6.73
4	6.53	6.53	44	6.51	6.51	84	6.56	6.56
5	6.42	6.42	45	6.89	6.89	85	6.75	6.75
6	6.53	6.53	46	6.50	6.50	86	6.56	6.56
7	6.42	6.42	47	6.61	6.61	87	6.56	6.56
8	6.41	6.41	48	6.49	6.49	88	6.75	6.75
9	6.80	6.80	49	6.60	6.60	89	6.56	6.56
10	6.41	6.41	50	6.48	6.48	90	6.75	6.75
11	6.53	6.53	51	6.48	6.48	91	6.56	6.56
12	6.41	6.41	52	6.59	6.59	92	6.56	6.56
13	6.53	6.53	53	6.42	6.42	93	7.17	7.17
14	6.41	6.41	54	6.53	6.53	94	6.56	6.56
15	6.41	6.41	55	6.41	6.41	95	6.75	6.75
16	6.53	6.53	56	6.40	6.40	96	6.56	6.56
17	6.41	6.41	57	6.76	6.76	97	6.75	6.75
18	6.53	6.53	58	6.49	6.49	98	6.56	6.56
19	6.41	6.41	59	6.62	6.62	99	6.56	6.56
20	6.41	6.41	60	6.54	6.54	100	6.75	6.75
21	6.65	6.65	61	6.72	6.72	101	6.56	6.56
22	6.41	6.41	62	6.54	6.54	102	6.75	6.75
23	6.52	6.52	63	6.54	6.54	103	6.56	6.56
24	6.40	6.40	64	6.72	6.72	104	6.56	6.56
25	6.52	6.52	65	6.54	6.54	105	7.17	7.17
26	6.40	6.40	66	6.72	6.72	106	6.56	6.56
27	6.40	6.40	67	6.54	6.54	107	6.75	6.75
28	6.51	6.51	68	6.54	6.54	108	6.56	6.56
29	6.40	6.40	69	6.92	6.92	109	6.75	6.75
30	6.51	6.51	70	6.54	6.54	110	6.56	6.56
31	6.40	6.40	71	6.73	6.73	111	6.56	6.56
32	6.40	6.40	72	6.54	6.54	112	6.75	6.75
33	6.75	6.75	73	6.73	6.73	113	6.56	6.56
34	6.38	6.38	74	6.54	6.54	114	6.75	6.75
35	6.49	6.49	75	6.54	6.54	115	6.56	6.56
36	6.53	6.53	76	6.73	6.73	116	6.56	6.56
37	6.66	6.66	77	6.54	6.54	117	6.95	6.95
38	6.52	6.52	78	6.73	6.73	118	6.56	6.56
39	6.52	6.52	79	6.54	6.54	119	7.76	7.76
40	6.64	6.64	80	6.54	6.54

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 - Available Funds Cap -Indices @ 20%
Period	Class	Class	Period	Class	Class	Period	Class	Class
	2-A	2-M&B		2-A	2-M&B		2-A	2-M&B
	(%)	(%)		(%)	(%)		(%)	(%)
1	7.53	7.53	41	14.50	14.50	81	11.47	11.47
2	14.42	14.42	42	14.84	14.84	82	10.69	10.69
3	14.41	14.41	43	14.79	14.79	83	10.93	10.93
4	14.52	14.52	44	14.86	14.86	84	10.75	10.75
5	14.39	14.39	45	15.37	15.37	85	11.05	11.05
6	14.49	14.49	46	15.02	15.02	86	10.80	10.80
7	14.36	14.36	47	15.24	15.24	87	10.80	10.80
8	14.35	14.35	48	15.32	15.32	88	11.05	11.05
9	14.71	14.71	49	15.56	15.56	89	10.80	10.80
10	14.31	14.31	50	15.53	15.53	90	11.07	11.07
11	14.43	14.43	51	15.63	15.63	91	10.82	10.82
12	14.32	14.32	52	15.85	15.85	92	10.82	10.82
13	14.46	14.46	53	14.82	14.82	93	11.61	11.61
14	14.37	14.37	54	15.15	15.15	94	10.82	10.82
15	14.39	14.39	55	15.10	15.10	95	11.07	11.07
16	14.53	14.53	56	15.19	15.19	96	10.85	10.85
17	14.44	14.44	57	15.06	15.06	97	11.11	11.11
18	14.58	14.58	58	13.18	13.18	98	10.86	10.86
19	14.48	14.48	59	12.10	12.10	99	10.86	10.86
20	14.50	14.50	60	10.07	10.07	100	11.11	11.11
21	14.76	14.76	61	10.29	10.29	101	10.86	10.86
22	14.54	14.54	62	10.08	10.08	102	11.13	11.13
23	14.68	14.68	63	10.07	10.07	103	10.88	10.88
24	14.59	14.59	64	10.44	10.44	104	10.88	10.88
25	14.75	14.75	65	10.21	10.21	105	11.68	11.68
26	14.68	14.68	66	10.51	10.51	106	10.88	10.88
27	14.72	14.72	67	10.28	10.28	107	11.13	11.13
28	14.88	14.88	68	10.28	10.28	108	10.88	10.88
29	14.81	14.81	69	10.75	10.75	109	11.15	11.15
30	14.96	14.96	70	10.42	10.42	110	10.90	10.90
31	14.89	14.89	71	10.65	10.65	111	10.90	10.90
32	14.93	14.93	72	10.51	10.51	112	11.15	11.15
33	15.33	15.33	73	10.74	10.74	113	10.90	10.90
34	14.38	14.38	74	10.51	10.51	114	11.15	11.15
35	14.24	14.24	75	10.51	10.51	115	10.90	10.90
36	14.08	14.08	76	10.86	10.86	116	10.90	10.90
37	14.31	14.31	77	10.62	10.62	117	11.41	11.41
38	14.25	14.25	78	10.93	10.93	118	10.90	10.90
39	14.33	14.33	79	10.69	10.69	119	11.20	11.20
40	14.55	14.55	80	10.69	10.69

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 - Excess Interest - Forward Indices
Period	Excess Interest (%)	Period	Excess Interest (%)
1	2.23	31	1.38
2	1.19	32	1.37
3	1.06	33	1.84
4	1.21	34	1.36
5	1.02	35	1.58
6	1.23	36	1.96
7	1.03	37	2.14
8	1.03	38	1.91
9	1.58	39	1.88
10	1.07	40	2.04
11	1.29	41	1.83
12	1.13	42	2.06
13	1.34	43	1.85
14	1.17	44	1.83
15	1.19	45	2.35
16	1.38	46	1.81
17	1.21	47	2.00
18	1.40	48	1.81
19	1.22	49	2.00
20	1.22	50	1.81
21	1.58	51	1.80
22	1.39	52	1.99
23	1.67	53	1.80
24	1.49	54	2.00
25	1.66	55	1.81
26	1.46	56	1.81
27	1.44	57	2.36
28	1.61	58	1.83
29	1.41	59	2.59
30	1.58	60	2.78

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 - Excess Interest - Forward Indices
Period	Excess Interest (%)	Period	Excess Interest (%)	Period	Excess Interest (%)
1	1.62	41	0.75	81	1.71
2	0.61	42	0.91	82	1.26
3	0.49	43	0.74	83	1.41
4	0.64	44	0.73	84	1.32
5	0.47	45	1.25	85	1.48
6	0.66	46	0.72	86	1.17
7	0.48	47	0.88	87	0.99
8	0.48	48	0.71	88	1.00
9	1.03	49	0.87	89	0.85
10	0.51	50	0.70	90	1.00
11	0.71	51	0.70	91	0.86
12	0.57	52	0.86	92	0.88
13	0.77	53	0.69	93	1.42
14	0.61	54	0.85	94	0.90
15	0.63	55	0.69	95	1.09
16	0.82	56	0.68	96	0.93
17	0.66	57	1.18	97	1.12
18	0.84	58	0.86	98	0.96
19	0.67	59	1.01	99	0.96
20	0.67	60	0.97	100	1.14
21	1.02	61	1.15	101	0.97
22	0.68	62	0.99	102	1.15
23	0.84	63	1.00	103	0.97
24	0.68	64	1.17	104	0.97
25	0.84	65	1.02	105	1.50
26	0.67	66	1.20	106	0.97
27	0.67	67	1.05	107	1.13
28	0.83	68	1.06	108	0.97
29	0.66	69	1.41	109	1.13
30	0.83	70	1.08	110	0.95
31	0.65	71	1.25	111	0.94
32	0.65	72	1.11	112	1.10
33	1.14	73	1.28	113	0.93
34	0.64	74	1.14	114	0.83
35	0.80	75	1.15	115	0.65
36	0.78	76	1.31	116	0.65
37	0.95	77	1.18	117	0.98
38	0.77	78	1.34	118	0.65
39	0.76	79	1.21	119	1.93
40	0.92	80	1.23

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Rate	Period	Notional Balance ($)	Rate
1	313,075,880	5.2296	31	120,119,920	5.2602
2	311,120,080	5.2299	32	116,449,275	5.2602
3	308,482,093	5.2303	33	112,890,005	5.2602
4	305,160,562	5.2306	34	109,438,710	5.2602
5	301,158,427	5.2310	35	94,369,890	5.2777
6	296,482,826	5.2313	36	91,483,325	5.2777
7	291,145,610	5.2317	37	75,008,630	5.2575
8	285,163,043	5.2321	38	72,713,065	5.2575
9	278,555,931	5.2325	39	70,487,160	5.2575
10	271,397,889	5.2328	40	68,328,830	5.2575
11	263,715,732	5.2330	41	66,236,040	5.2575
12	255,829,796	5.2331	42	64,206,890	5.2575
13	248,046,019	5.2331	43	62,239,305	5.2575
14	240,497,428	5.2331	44	60,331,510	5.2575
15	233,176,956	5.2331	45	58,481,740	5.2575
16	226,077,717	5.2331	46	56,688,175	5.2575
17	219,193,122	5.2331	47	54,949,115	5.2575
18	212,516,776	5.2331	48	53,262,925	5.2575
19	206,042,299	5.2331	49	51,628,105	5.2575
20	199,763,571	5.2331	50	50,042,980	5.2575
21	182,335,617	5.2626	51	48,506,095	5.2575
22	176,777,079	5.2626	52	47,016,060	5.2575
23	165,717,135	5.2659	53	45,571,385	5.2575
24	152,158,374	5.2628	54	44,170,655	5.2575
25	144,681,745	5.2602	55	42,812,550	5.2575
26	140,266,950	5.2602	56	41,495,855	5.2575
27	135,985,870	5.2602	57	40,219,290	5.2575
28	131,834,485	5.2602	58	38,981,630	5.2575
29	127,808,870	5.2602	59	22,987,365	5.3115
30	123,905,270	5.2602	60	2,862,060	5.4168

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Rate	Period	Notional Balance ($)	Rate	Period	Notional Balance ($)	Rate
1	135,430,585	5.1118	41	97,133,808	5.1143	81	12,214,501	5.2946
2	135,197,211	5.1119	42	96,710,688	5.1145	82	11,835,668	5.2946
3	134,945,481	5.1120	43	96,289,767	5.1147	83	11,468,455	5.2946
4	134,675,337	5.1121	44	95,870,594	5.1149	84	11,112,498	5.2946
5	134,387,242	5.1122	45	95,453,341	5.1151	85	10,767,478	5.2946
6	134,081,127	5.1123	46	95,037,901	5.1152	86	10,433,049	5.2946
7	133,756,942	5.1124	47	94,624,415	5.1154	87	10,108,881	5.2946
8	133,414,802	5.1125	48	94,213,013	5.1156	88	9,794,673	5.2946
9	133,054,726	5.1127	49	93,803,355	5.1158	89	9,490,113	5.2946
10	132,677,126	5.1128	50	93,395,526	5.1160	90	9,194,904	5.2946
11	132,282,255	5.1130	51	92,989,480	5.1162	91	8,908,775	5.2946
12	131,869,994	5.1131	52	92,585,258	5.1163	92	8,631,451	5.2946
13	131,440,538	5.1133	53	82,302,765	5.1821	93	8,362,661	5.2946
14	130,994,021	5.1134	54	81,955,145	5.1822	94	8,102,130	5.2946
15	130,530,664	5.1136	55	81,608,914	5.1824	95	7,849,617	5.2946
16	130,050,662	5.1138	56	81,264,236	5.1825	96	7,604,884	5.2946
17	129,554,279	5.1139	57	74,841,042	5.2166	97	7,367,686	5.2946
18	129,043,556	5.1141	58	56,292,057	5.2685	98	7,137,789	5.2946
19	128,518,948	5.1143	59	43,922,130	5.3039	99	6,914,974	5.2946
20	127,980,589	5.1145	60	23,612,631	5.2945	100	6,699,033	5.2946
21	127,428,505	5.1146	61	22,885,301	5.2945	101	6,489,758	5.2946
22	126,864,485	5.1148	62	22,180,149	5.2945	102	6,286,926	5.2946
23	126,293,674	5.1150	63	21,496,514	5.2945	103	6,090,348	5.2946
24	125,720,383	5.1151	64	20,833,761	5.2945	104	5,899,838	5.2946
25	125,149,827	5.1153	65	20,191,236	5.2945	105	5,715,218	5.2946
26	124,581,945	5.1154	66	19,568,338	5.2945	106	5,536,287	5.2946
27	124,016,932	5.1156	67	18,964,461	5.2945	107	5,362,886	5.2946
28	123,454,264	5.1157	68	18,379,030	5.2945	108	5,194,851	5.2946
29	122,894,530	5.1159	69	17,811,495	5.2945	109	5,032,004	5.2946
30	122,337,390	5.1160	70	17,261,314	5.2945	110	4,874,189	5.2946
31	121,783,069	5.1161	71	16,727,952	5.2945	111	4,721,265	5.2946
32	121,231,483	5.1163	72	16,210,893	5.2945	112	4,573,072	5.2946
33	120,682,361	5.1164	73	15,709,658	5.2945	113	4,429,458	5.2946
34	111,488,763	5.1248	74	15,223,749	5.2945	114	4,290,293	5.2946
35	106,667,514	5.1227	75	14,752,721	5.2945	115	4,155,432	5.2946
36	99,277,855	5.1134	76	14,296,124	5.2945	116	4,024,749	5.2946
37	98,845,064	5.1136	77	13,853,494	5.2945	117	3,898,125	5.2946
38	98,414,498	5.1138	78	13,424,419	5.2945	118	3,775,430	5.2946
39	97,985,676	5.1140	79	13,008,494	5.2946	119	1,575,629	5.4287
40	97,558,763	5.1142	80	12,605,318	5.2946

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Contact Information

Bear Stearns’ Banking Contacts

Name:	Telephone:	E-Mail:

Matthew Perkins Senior Managing Director	(212) 272-7977	mperkins@bear.com

Nicholas Smith Vice-President	(212) 272-1241	nesmith@bear.com

Lisa Marks Managing Director	(212) 272-6420	lmarks@bear.com

David Rush Analyst / Collateral	(212) 272-1230	drush@bear.com

Bear Stearns’ Trading Contacts

Name:	Telephone:	E-Mail:

Scott Eichel Senior Managing Director	(212) 272-5451	seichel@bear.com

Carol Fuller Senior Managing Director	(212) 272-4955	cfuller@bear.com

Angela Ward Associate Director	(212) 272-4955	adward@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:

Eric Fellows Moody’s	(415) 274-1728	Eric.Fellows@moodys.com

David Glehan Standard and Poor’s	(212) 438-7324	David_Glehan@sandp.com

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Part II of II

New Issue Computational Materials

$615,010,000 (Approximate)

Impac Secured Assets Corp.,
Mortgage Pass-Through Certificates, Series 2006-2

Impac Funding Corporation
Seller and Master Servicer

GMAC Mortgage Corporation
Sub-Servicer

June 20, 2006

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131328) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information contained in this free writing prospectus (the “Information”) is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	representations that these materials are not accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Summary of Loans in Sample Calculation Pool
(As of Sample Calculation Date)

		Range
Total Number of Loans	1,942
Total Outstanding Balance	$584,803,152.72
Average Loan Balance	$301,134.48	$19,987.94	to	$1,815,000.00
WA Mortgage Rate	7.346%	4.625%	to	14.500%
WA Mortgage Rate Net LPMI	7.341%	4.625%	to	14.500%
Net WAC	6.929%	4.220%	to	13.720%
% of Fixed Rate Mortgage Loans	1.90%
% of ARM Loans	98.10%
ARM Characteristics
WA Gross Margin	3.818%	1.875%	to	9.000%
WA Months to First Roll	50	1	to	119
WA Initial Rate Cap	3.485%	1.000%	to	6.000%
WA Subsequent Rate Cap	1.202%	1.000%	to	2.000%
WA Lifetime Cap	13.149%	9.950%	to	19.250%
WA Lifetime Floor	4.034%	1.875%	to	11.000%
WA Original Term (months)	357	180	to	360
WA Remaining Term (months)	355	163	to	360
WA Age (months)	2	0	to	49
WA LTV	76.31%	14.57%	to	100.00%
WA FICO	696
WA DTI%	40.10%
Secured by (% of pool)
1st Liens	98.10%
Prepayment Penalty at Loan Orig (% of all loans)	71.09%
Prepay Moves Exempted
Soft	8.41%
Hard	62.69%
No Prepay	28.91%
% Interest Only	86.29%
WA Interest Only Term	85
% Silent Seconds	70.69%
% Loans LTV Greater than 80.00	4.80%
% Loans LTV Greater than 80.00 and have MI	1.90%

Top 5 States (%)		Top 5 Prop Types (%)		Top 5 Doc Types (%)		Purpose Codes (%)		Occ Codes (%)		Orig PP Term (%)
CA	57.42	SFR	59.22	Stated	69.70	PUR	69.94	OO	73.42	None	28.91
FL	9.99	D PUD	12.08	Exp VA	11.57	REFI/CO	23.80	NOO	22.52	6	1.18
VA	7.04	CND	10.19	Full	7.14	REFI/RT	6.25	2nd HM	4.06	12	22.91
MD	5.61	PUD	6.88	SISA	4.90					24	15.93
NV	2.90	2F	3.90	Exp NVA	3.40					36	27.81
										60	3.28

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
10/1LIBOR IO	215,800.00	2	0.04	107,900.00	6.500	357	717	79.99
15YR BALLOON	5,007,730.83	71	0.86	70,531.42	10.788	173	691	97.23
BALLOON IO	3,826,707.39	48	0.65	79,723.07	11.964	175	678	98.57
FIXED	507,826.53	11	0.09	46,166.05	11.689	292	647	98.19
FIXED IO	1,766,121.15	19	0.30	92,953.74	11.857	262	684	99.09
LIBOR 1/1 ARM	695,149.18	3	0.12	231,716.39	8.341	358	651	70.05
LIBOR 1/1 ARM IO	8,523,191.03	22	1.46	387,417.77	7.130	357	689	77.04
LIBOR 10/6 ARM	263,613.37	2	0.05	131,806.69	7.740	358	718	78.95
LIBOR 10/6 ARM IO	2,090,020.00	8	0.36	261,252.50	6.859	358	742	76.88
LIBOR 2/6 ARM	17,509,007.80	82	2.99	213,524.49	7.949	358	677	77.78
LIBOR 2/6 ARM 40YR BLN.	3,044,336.89	9	0.52	338,259.65	8.089	359	694	76.41
LIBOR 2/6 ARM IO	57,496,079.27	178	9.83	323,011.68	7.655	358	689	77.47
LIBOR 3/6 ARM	14,108,423.57	41	2.41	344,107.89	7.204	359	699	78.61
LIBOR 3/6 ARM 40YR BLN.	3,273,879.40	8	0.56	409,234.93	7.609	359	680	78.49
LIBOR 3/6 ARM IO	107,847,958.28	322	18.44	334,931.55	7.017	359	699	74.81
LIBOR 5/1 ARM	415,994.33	2	0.07	207,997.17	7.313	357	660	80.00
LIBOR 5/1 ARM IO	11,295,450.47	33	1.93	342,286.38	6.971	358	703	76.80
LIBOR 5/6 ARM	23,557,293.43	100	4.03	235,572.93	7.530	358	699	76.12
LIBOR 5/6 ARM 40YR BLN.	2,924,927.20	9	0.50	324,991.91	7.564	304	665	73.73
LIBOR 5/6 ARM IO	229,773,424.04	737	39.29	311,768.55	7.262	358	698	76.20
LIBOR 6M ARM	948,666.77	3	0.16	316,222.26	7.749	320	634	70.36
LIBOR 6M ARM IO	7,428,316.88	21	1.27	353,729.38	7.637	352	679	78.86
LIBOR 7/1 ARM IO	3,197,500.00	5	0.55	639,500.00	6.164	358	711	69.63
LIBOR 7/6 ARM	7,911,130.22	23	1.35	343,962.18	7.305	359	696	71.36
LIBOR 7/6 ARM IO	68,171,504.69	178	11.66	382,985.98	7.144	359	697	74.57
TREAS. 5/1 ARM IO	435,000.00	1	0.07	435,000.00	5.875	359	666	65.41
TREAS. 7/1 ARM	2,568,100.00	4	0.44	642,025.00	6.578	359	709	70.40
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 250,000.00	129,096,501.12	835	22.08	154,606.59	7.847	344	694	77.98
250,000.01 - 300,000.00	74,945,797.97	272	12.82	275,536.02	7.328	358	693	76.52
300,000.01 - 350,000.00	65,973,788.68	202	11.28	326,602.91	7.255	358	694	76.64
350,000.01 - 400,000.00	63,576,849.57	169	10.87	376,194.38	7.091	358	695	77.07
400,000.01 - 450,000.00	62,140,019.55	146	10.63	425,616.57	7.136	359	699	76.88
450,000.01 - 500,000.00	52,815,628.40	111	9.03	475,816.47	7.361	358	701	78.09
500,000.01 - 550,000.00	32,314,413.67	62	5.53	521,200.22	7.211	358	697	75.82
550,000.01 - 600,000.00	24,264,395.52	42	4.15	577,723.70	7.221	359	706	76.46
600,000.01 - 650,000.00	23,300,610.24	37	3.98	629,746.22	7.043	357	708	71.93
650,000.01 - 700,000.00	9,464,240.87	14	1.62	676,017.21	7.181	358	685	74.60
700,000.01 - 750,000.00	15,438,586.13	21	2.64	735,170.77	7.430	359	681	72.47
750,000.01 - 800,000.00	3,122,360.51	4	0.53	780,590.13	7.572	358	679	79.87
800,000.01 - 850,000.00	4,977,991.83	6	0.85	829,665.31	6.835	358	697	71.53
850,000.01 - 900,000.00	3,528,750.00	4	0.60	882,187.50	6.977	313	727	71.50
900,000.01 - 950,000.00	2,796,250.00	3	0.48	932,083.33	6.955	359	699	70.86
950,000.01 - 1,000,000.00	4,935,300.00	5	0.84	987,060.00	6.927	359	679	67.05
1,050,000.01 - 1,150,000.00	3,332,251.60	3	0.57	1,110,750.53	6.323	358	723	62.37
1,150,000.01 - 1,200,000.00	1,169,017.06	1	0.20	1,169,017.06	6.875	358	667	65.00
1,400,000.01 - 1,450,000.00	2,855,400.00	2	0.49	1,427,700.00	6.625	358	706	65.21
1,450,000.01 - 1,750,000.00	2,940,000.00	2	0.50	1,470,000.00	7.475	359	666	70.00
1,800,000.01 +	1,815,000.00	1	0.31	1,815,000.00	6.250	359	716	54.18
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 50,000.00	129,096,501.12	835	22.08	154,606.59	7.847	344	694	77.98
250,000.01 - 300,000.00	74,646,040.64	271	12.76	275,446.64	7.326	358	693	76.50
300,000.01 - 350,000.00	65,938,346.80	202	11.28	326,427.46	7.260	358	694	76.66
350,000.01 - 400,000.00	63,912,048.78	170	10.93	375,953.23	7.089	358	695	77.06
400,000.01 - 450,000.00	62,140,019.55	146	10.63	425,616.57	7.136	359	699	76.88
450,000.01 - 500,000.00	52,318,869.73	110	8.95	475,626.09	7.349	358	702	78.19
500,000.01 - 550,000.00	32,264,436.91	62	5.52	520,394.14	7.246	358	696	75.53
550,000.01 - 600,000.00	24,811,130.95	43	4.24	577,003.05	7.202	358	705	76.65
600,000.01 - 650,000.00	23,300,610.24	37	3.98	629,746.22	7.043	357	708	71.93
650,000.01 - 700,000.00	9,464,240.87	14	1.62	676,017.21	7.181	358	685	74.60
700,000.01 - 750,000.00	15,438,586.13	21	2.64	735,170.77	7.430	359	681	72.47
750,000.01 - 800,000.00	3,122,360.51	4	0.53	780,590.13	7.572	358	679	79.87
800,000.01 - 850,000.00	4,977,991.83	6	0.85	829,665.31	6.835	358	697	71.53
850,000.01 - 900,000.00	3,528,750.00	4	0.60	882,187.50	6.977	313	727	71.50
900,000.01 - 950,000.00	2,796,250.00	3	0.48	932,083.33	6.955	359	699	70.86
950,000.01 - 1,000,000.00	4,935,300.00	5	0.84	987,060.00	6.927	359	679	67.05
1,050,000.01 - 1,150,000.00	3,332,251.60	3	0.57	1,110,750.53	6.323	358	723	62.37
1,150,000.01 - 1,200,000.00	1,169,017.06	1	0.20	1,169,017.06	6.875	358	667	65.00
1,400,000.01 - 1,450,000.00	2,855,400.00	2	0.49	1,427,700.00	6.625	358	706	65.21
1,450,000.01 - 1,750,000.00	2,940,000.00	2	0.50	1,470,000.00	7.475	359	666	70.00
1,800,000.01 +	1,815,000.00	1	0.31	1,815,000.00	6.250	359	716	54.18
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
California	335,817,203.55	925	57.42	363,045.63	7.168	355	698	75.46
Florida	58,429,661.98	256	9.99	228,240.87	7.763	353	701	77.53
Virginia	41,179,188.00	135	7.04	305,031.02	7.520	358	681	78.77
Maryland	32,784,200.11	123	5.61	266,538.21	7.665	356	682	78.36
Nevada	16,957,281.33	66	2.90	256,928.51	7.416	347	700	76.74
Arizona	14,122,697.64	70	2.41	201,752.82	7.510	356	686	77.63
New York	13,964,126.86	38	2.39	367,477.02	7.720	357	698	76.46
Washington	8,859,026.63	40	1.51	221,475.67	7.270	351	709	77.08
Illinois	6,855,895.99	39	1.17	175,792.20	7.788	346	710	78.24
Other	55,833,870.63	250	9.55	223,335.48	7.466	354	690	76.28
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

* All States with loan concentrations less than 1% of the total Group 1A balance were placed in the other category.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
10.01 - 15.00	84,849.61	1	0.01	84,849.61	6.625	358	789	14.57
15.01 - 20.00	926,227.29	3	0.16	308,742.43	5.282	356	725	16.20
20.01 - 25.00	130,000.00	1	0.02	130,000.00	8.000	360	618	21.31
25.01 - 30.00	580,000.00	4	0.10	145,000.00	6.393	360	733	28.34
30.01 - 35.00	850,268.76	5	0.15	170,053.75	6.364	359	715	34.14
35.01 - 40.00	1,142,250.00	5	0.20	228,450.00	7.378	357	734	39.01
40.01 - 45.00	1,281,765.81	6	0.22	213,627.64	6.647	359	683	43.96
45.01 - 50.00	5,446,176.62	15	0.93	363,078.44	6.189	357	721	47.75
50.01 - 55.00	7,082,041.30	18	1.21	393,446.74	6.504	359	702	53.08
55.01 - 60.00	7,983,716.60	26	1.37	307,066.02	6.870	359	707	57.80
60.01 - 65.00	21,533,324.66	50	3.68	430,666.49	6.665	358	690	63.71
65.01 - 70.00	83,862,311.17	242	14.34	346,538.48	6.949	356	709	69.41
70.01 - 75.00	83,540,409.69	242	14.29	345,208.30	7.113	359	706	74.60
75.01 - 80.00	342,300,406.29	1,111	58.53	308,101.18	7.439	358	690	79.87
80.01 - 85.00	4,540,685.22	14	0.78	324,334.66	7.275	348	681	83.85
85.01 - 90.00	10,506,247.75	66	1.80	159,185.57	8.748	337	689	89.42
90.01 - 95.00	4,081,261.38	28	0.70	145,759.34	8.562	322	705	94.89
95.01 +	8,931,210.57	105	1.53	85,059.15	11.437	197	683	99.89
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
4.500 - 4.999	950,700.00	2	0.16	475,350.00	4.704	356	721	21.84
5.000 - 5.499	1,635,500.00	5	0.28	327,100.00	5.270	352	746	61.01
5.500 - 5.999	17,994,024.70	51	3.08	352,824.01	5.799	357	726	67.15
6.000 - 6.499	45,713,677.06	119	7.82	384,148.55	6.252	358	707	71.91
6.500 - 6.999	159,014,071.31	464	27.19	342,702.74	6.741	357	707	74.44
7.000 - 7.499	126,419,762.40	387	21.62	326,666.05	7.214	358	697	76.57
7.500 - 7.999	132,568,582.71	436	22.67	304,056.38	7.686	358	686	77.93
8.000 - 8.499	51,279,365.48	179	8.77	286,476.90	8.176	358	682	78.44
8.500 - 8.999	24,465,720.86	98	4.18	249,650.21	8.668	354	675	79.55
9.000 - 9.499	8,151,932.59	35	1.39	232,912.36	9.159	351	671	81.68
9.500 - 9.999	4,423,518.36	27	0.76	163,834.01	9.665	337	685	82.52
10.000 - 10.499	1,633,527.30	9	0.28	181,503.03	10.117	327	685	85.75
10.500 - 10.999	1,379,927.33	18	0.24	76,662.63	10.679	224	673	95.30
11.000 - 11.499	1,930,951.12	24	0.33	80,456.30	11.202	233	684	94.05
11.500 - 11.999	2,883,750.02	35	0.49	82,392.86	11.730	214	672	97.67
12.000 - 12.499	2,360,792.71	32	0.40	73,774.77	12.135	212	682	97.43
12.500 - 12.999	1,367,235.49	14	0.23	97,659.68	12.738	202	677	99.91
13.000 - 13.499	219,457.26	2	0.04	109,728.63	13.181	355	643	92.74
13.500 - 13.999	238,898.00	3	0.04	79,632.67	13.700	175	647	100.00
14.000 - 14.499	75,958.02	1	0.01	75,958.02	14.000	176	644	100.00
14.500 - 14.999	95,800.00	1	0.02	95,800.00	14.500	176	644	100.00
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
2-FAMILY	22,790,749.92	76	3.90	299,878.29	7.647	354	698	75.12
3-FAMILY	11,927,465.77	33	2.04	361,438.36	7.834	357	722	73.14
4-FAMILY	16,762,888.90	42	2.87	399,116.40	7.682	358	705	73.66
C-RETAIL	892,500.00	1	0.15	892,500.00	6.900	179	725	70.00
CONDO	59,566,910.67	241	10.19	247,165.60	7.308	358	701	76.79
CONDONONWA	305,090.00	2	0.05	152,545.00	7.875	358	769	74.99
CONDOTEL	280,000.00	2	0.05	140,000.00	8.000	360	794	80.00
D-PUDS	70,643,137.85	207	12.08	341,271.20	7.224	355	700	76.90
HI-RISE	7,025,455.11	19	1.20	369,760.80	7.275	356	712	72.89
PUD	40,219,481.33	134	6.88	300,145.38	7.307	355	699	77.77
SFR	346,295,719.96	1,153	59.22	300,343.21	7.318	354	692	76.24
TOWNHOUSE	8,093,753.21	32	1.38	252,929.79	7.914	355	687	80.59
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Cash Out Refinance	139,204,618.63	446	23.80	312,117.98	7.273	355	685	72.09
Purchase	409,025,684.99	1,395	69.94	293,208.38	7.422	355	700	78.28
Rate/Term Refinance	36,572,849.10	101	6.25	362,107.42	6.774	356	687	70.41
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Investor	131,701,050.75	502	22.52	262,352.69	7.508	357	706	73.79
Owner Occupied	429,356,100.89	1,353	73.42	317,336.36	7.299	354	692	77.15
Second Home	23,746,001.08	87	4.06	272,942.54	7.309	359	715	75.18
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
121 - 180	10,508,240.98	131	1.80	80,215.58	10.954	174	688	95.56
181 - 240	471,298.09	6	0.08	78,549.68	11.875	234	639	100.00
241 - 360	573,823,613.65	1,805	98.12	317,907.82	7.276	358	696	75.94
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Alternative	486,000.00	1	0.08	486,000.00	7.650	357	652	78.39
Express No Doc	14,716,355.64	57	2.52	258,181.68	7.605	358	705	76.75
Express No Doc Verified Assets	3,235,900.00	9	0.55	359,544.44	7.193	358	718	82.31
Express Non-Verified Assets	19,889,330.23	60	3.40	331,488.84	7.514	357	694	75.57
Express Verified Assets	67,657,600.87	206	11.57	328,434.96	7.488	358	699	77.18
FISA	138,275.29	2	0.02	69,137.65	8.261	314	695	84.61
Full	41,764,537.27	167	7.14	250,087.05	6.893	352	700	74.97
NINA	622,100.00	3	0.11	207,366.67	6.732	353	666	75.96
SISA	28,676,280.81	91	4.90	315,123.96	7.317	358	702	76.37
Stated	407,616,772.61	1,346	69.70	302,835.64	7.355	354	694	76.27
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
N/A	675,248.10	3	0.12	225,082.70	7.268	356	0	80.00
561 - 580	140,000.00	1	0.02	140,000.00	7.625	359	579	70.00
581 - 600	952,654.55	7	0.16	136,093.51	9.067	314	592	73.79
601 - 620	7,985,888.00	27	1.37	295,773.63	7.578	356	615	74.99
621 - 640	57,448,874.36	191	9.82	300,779.45	7.583	357	631	76.78
641 - 660	84,109,027.22	294	14.38	286,085.13	7.656	352	650	76.89
661 - 680	93,830,249.73	321	16.04	292,306.07	7.542	354	670	77.90
681 - 700	84,855,240.38	280	14.51	303,054.43	7.377	355	690	77.60
701 - 720	79,399,411.73	258	13.58	307,749.66	7.181	356	710	75.78
721 - 740	65,890,812.65	210	11.27	313,765.77	7.088	354	730	75.22
741 - 760	47,049,287.43	146	8.05	322,255.39	7.018	358	750	74.81
761 - 780	32,757,541.01	111	5.60	295,112.98	7.142	355	769	75.11
781 - 800	26,437,817.56	81	4.52	326,392.81	6.950	358	789	72.79
801 +	3,271,100.00	12	0.56	272,591.67	6.945	359	807	74.69
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
No Prepay	169,041,420.12	618	28.91	273,529.81	7.523	353	700	76.19
6 Month	6,881,494.11	26	1.18	264,672.85	7.613	352	692	78.21
1 Year	133,969,727.46	412	22.91	325,169.24	7.266	354	698	75.49
2 Year	93,130,515.97	310	15.93	300,421.02	7.408	356	689	76.89
3 Year	162,621,889.06	516	27.81	315,158.70	7.201	358	693	76.90
5 Year	19,158,106.00	60	3.28	319,301.77	7.186	349	703	74.75
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	11,108,385.90	149	1.90	74,552.93	11.404	193	684	98.03
0.01 - 12.99	19,025,960.58	52	3.25	365,883.86	7.330	352	679	77.54
13.00 - 18.99	6,371,378.31	25	1.09	254,855.13	6.615	351	662	75.56
19.00 - 24.99	70,439,908.93	242	12.05	291,074.00	7.865	358	690	77.51
25.00 - 31.99	816,363.28	4	0.14	204,090.82	6.571	352	667	80.00
32.00 - 49.99	124,413,897.97	367	21.27	339,002.45	7.057	359	699	75.30
50.00 - 55.99	1,476,425.00	5	0.25	295,285.00	5.483	354	722	46.77
56.00 - 79.99	266,733,164.47	876	45.61	304,489.91	7.285	358	697	76.36
80.00 +	84,417,668.28	222	14.44	380,259.77	7.098	359	699	74.04
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	11,108,385.90	149	1.90	74,552.93	11.404	193	684	98.03
1.750 - 1.999	228,000.00	1	0.04	228,000.00	5.875	358	801	80.00
2.250 - 2.499	56,741,639.30	171	9.70	331,822.45	6.910	358	712	74.89
2.500 - 2.749	7,011,394.17	21	1.20	333,875.91	6.889	355	716	76.28
2.750 - 2.999	23,144,338.55	72	3.96	321,449.15	7.231	351	693	75.38
3.000 - 3.249	10,438,695.66	34	1.78	307,020.46	7.574	355	688	76.59
3.250 - 3.499	47,303,482.67	147	8.09	321,792.40	7.310	358	694	78.38
3.500 - 3.749	137,730,479.16	416	23.55	331,082.88	7.192	359	699	74.92
3.750 - 3.999	86,694,645.06	254	14.82	341,317.50	7.256	359	694	75.04
4.000 - 4.249	42,959,824.05	169	7.35	254,200.14	7.771	357	678	79.01
4.250 - 4.499	5,899,696.85	25	1.01	235,987.87	8.242	358	693	81.03
4.500 - 4.749	114,944,147.52	347	19.66	331,251.15	7.163	359	699	74.35
4.750 - 4.999	164,000.00	1	0.03	164,000.00	5.990	351	651	80.00
5.000 - 5.249	3,944,663.11	15	0.67	262,977.54	7.434	357	725	80.04
5.250 - 5.499	2,797,287.30	10	0.48	279,728.73	8.228	358	677	84.40
5.500 - 5.749	2,046,254.26	9	0.35	227,361.58	7.074	356	674	77.64
5.750 - 5.999	3,120,709.54	11	0.53	283,700.87	6.970	351	661	82.97
6.000 - 6.249	1,607,990.46	6	0.27	267,998.41	7.797	357	681	80.21
6.250 - 6.499	2,848,256.33	10	0.49	284,825.63	7.021	358	678	75.58
6.500 - 6.749	3,366,730.00	10	0.58	336,673.00	7.385	358	675	77.22
6.750 - 6.999	4,500,765.02	13	0.77	346,212.69	7.239	358	679	79.75
7.000 - 7.249	4,718,160.62	13	0.81	362,935.43	7.614	358	670	80.26
7.250 - 7.499	2,189,716.09	8	0.37	273,714.51	7.938	359	656	80.68
7.500 - 7.749	2,332,869.23	9	0.40	259,207.69	8.062	359	687	78.73
7.750 - 7.999	3,982,422.70	11	0.68	362,038.43	8.056	359	683	80.63
8.000 - 8.249	551,922.08	2	0.09	275,961.04	8.100	359	677	80.00
8.250 - 8.499	939,841.75	3	0.16	313,280.58	8.270	359	665	75.44
8.500 - 8.749	388,435.34	2	0.07	194,217.67	9.629	358	649	83.67
8.750 - 8.999	533,600.00	2	0.09	266,800.00	8.909	358	645	80.00
9.000 - 9.249	564,800.00	1	0.10	564,800.00	10.000	359	669	80.00
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	11,108,385.90	149	1.90	74,552.93	11.404	193	684	98.03
9.500 - 9.999	305,348.00	1	0.05	305,348.00	7.250	357	688	80.00
10.500 - 10.999	2,030,700.00	6	0.35	338,450.00	5.275	357	703	44.64
11.000 - 11.499	7,904,051.71	20	1.35	395,202.59	6.023	357	723	69.38
11.500 - 11.999	36,379,667.74	107	6.22	339,996.89	6.286	358	712	71.91
12.000 - 12.499	55,857,227.91	161	9.55	346,939.30	6.558	358	703	73.53
12.500 - 12.999	158,952,914.66	475	27.18	334,637.72	6.860	357	705	74.85
13.000 - 13.499	113,031,960.02	341	19.33	331,472.02	7.235	358	697	76.59
13.500 - 13.999	114,373,296.29	367	19.56	311,643.86	7.703	358	685	77.66
14.000 - 14.499	46,412,341.34	161	7.94	288,275.41	8.162	358	681	78.13
14.500 - 14.999	23,177,871.01	87	3.96	266,412.31	8.642	359	674	79.31
15.000 - 15.499	8,633,627.59	34	1.48	253,930.22	9.070	358	668	80.84
15.500 - 15.999	3,909,402.31	19	0.67	205,758.02	9.647	359	677	81.23
16.000 - 16.499	1,347,000.00	5	0.23	269,400.00	10.120	359	680	82.72
16.500 - 16.999	293,250.00	1	0.05	293,250.00	10.500	356	652	85.00
17.000 - 17.499	530,725.30	3	0.09	176,908.43	11.032	358	698	88.65
17.500 - 17.999	81,900.00	1	0.01	81,900.00	11.990	360	660	90.00
18.000 - 18.499	314,182.94	3	0.05	104,727.65	12.057	358	701	89.99
19.000 - 19.499	159,300.00	1	0.03	159,300.00	13.250	355	636	90.00
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	11,108,385.90	149	1.90	74,552.93	11.404	193	684	98.03
July 2006	159,300.00	1	0.03	159,300.00	13.250	355	636	90.00
August 2006	214,221.00	1	0.04	214,221.00	7.375	356	776	80.00
September 2006	267,000.00	1	0.05	267,000.00	7.375	357	692	78.53
October 2006	1,169,703.24	6	0.20	194,950.54	7.836	346	683	81.93
November 2006	6,584,305.33	15	1.13	438,953.69	7.208	347	668	75.02
December 2006	1,653,591.83	3	0.28	551,197.28	7.699	355	739	80.54
February 2007	2,331,400.00	6	0.40	388,566.67	6.856	355	658	77.47
March 2007	2,045,528.10	5	0.35	409,105.62	7.598	357	640	77.74
April 2007	1,632,999.36	5	0.28	326,599.87	7.504	358	679	75.81
May 2007	1,444,950.00	5	0.25	288,990.00	7.036	359	747	75.38
June 2007	1,522,961.72	4	0.26	380,740.43	6.893	351	661	83.74
July 2007	263,759.15	1	0.05	263,759.15	5.750	349	678	80.00
August 2007	198,282.03	1	0.03	198,282.03	5.690	350	603	71.94
September 2007	2,122,164.52	10	0.36	212,216.45	6.790	351	649	76.52
October 2007	1,216,200.00	4	0.21	304,050.00	6.154	352	679	74.80
November 2007	1,596,127.10	6	0.27	266,021.18	6.516	349	671	75.81
December 2007	974,845.51	3	0.17	324,948.50	7.395	354	660	73.54
January 2008	1,828,238.80	6	0.31	304,706.47	7.764	355	702	74.53
February 2008	1,775,041.76	7	0.30	253,577.39	7.888	356	666	79.16
March 2008	5,480,277.79	23	0.94	238,272.95	7.610	357	666	79.01
April 2008	26,987,781.95	89	4.61	303,233.51	7.845	358	689	77.91
May 2008	27,560,051.63	88	4.71	313,182.40	7.925	359	694	77.33
June 2008	6,808,517.00	29	1.16	234,776.45	7.927	360	697	75.79
August 2008	236,000.00	1	0.04	236,000.00	6.090	350	621	80.00
September 2008	322,363.28	2	0.06	161,181.64	6.260	351	640	80.00
January 2009	258,000.00	1	0.04	258,000.00	7.400	355	741	80.00
February 2009	677,458.22	3	0.12	225,819.41	7.357	356	667	78.78
March 2009	9,988,710.28	26	1.71	384,181.16	7.519	357	672	79.48
April 2009	31,174,845.96	90	5.33	346,387.18	6.871	358	704	75.30
May 2009	53,324,075.51	160	9.12	333,275.47	7.144	359	699	75.92
June 2009	28,252,808.00	85	4.83	332,385.98	6.957	360	704	72.55
July 2009	996,000.00	3	0.17	332,000.00	6.167	360	709	75.75
October 2010	590,275.00	2	0.10	295,137.50	5.848	352	707	69.96
December 2010	183,750.00	1	0.03	183,750.00	6.625	354	791	75.00
January 2011	702,400.00	2	0.12	351,200.00	4.877	355	716	19.90
February 2011	2,788,262.40	11	0.48	253,478.40	7.371	356	703	79.00
March 2011	32,945,412.92	126	5.63	261,471.53	7.562	357	686	78.41
April 2011	129,829,739.63	420	22.20	309,118.43	7.266	358	700	76.36
May 2011	57,035,372.52	178	9.75	320,423.44	7.188	356	697	75.67
June 2011	37,495,077.00	116	6.41	323,233.42	7.224	360	699	75.15
July 2011	6,639,300.00	25	1.14	265,572.00	7.431	360	685	77.95
February 2013	401,590.00	1	0.07	401,590.00	6.625	356	674	80.00
March 2013	2,058,320.00	4	0.35	514,580.00	6.535	357	694	70.57
April 2013	19,307,195.44	42	3.30	459,695.13	6.916	358	701	74.08
May 2013	39,226,656.98	106	6.71	370,062.80	7.119	359	696	73.99
June 2013	19,956,652.49	54	3.41	369,567.64	7.314	360	701	73.59

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

July 2013	897,820.00	3	0.15	299,273.33	7.270	360	660	80.91
March 2016	215,800.00	2	0.04	107,900.00	6.500	357	717	79.99
April 2016	2,229,033.37	9	0.38	247,670.37	6.914	358	742	77.51
May 2016	124,600.00	1	0.02	124,600.00	7.750	359	690	70.00
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	11,108,385.90	149	1.90	74,552.93	11.404	193	684	98.03
6	8,376,983.65	24	1.43	349,040.99	7.650	348	674	77.90
12	9,218,340.21	25	1.58	368,733.61	7.221	357	686	76.51
24	78,049,423.96	269	13.35	290,146.56	7.738	358	687	77.50
36	125,230,261.25	371	21.41	337,547.87	7.053	359	699	75.33
60	268,402,089.47	882	45.90	304,310.76	7.274	358	697	76.18
84	81,848,234.91	210	14.00	389,753.50	7.103	359	698	73.93
120	2,569,433.37	12	0.44	214,119.45	6.920	358	738	77.35
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	11,108,385.90	149	1.90	74,552.93	11.404	193	684	98.03
1.000	8,376,983.65	24	1.43	349,040.99	7.650	348	674	77.90
2.000	31,908,356.34	95	5.46	335,877.44	7.267	358	699	77.85
2.700	305,348.00	1	0.05	305,348.00	7.250	357	688	80.00
3.000	403,375,534.69	1,225	68.98	329,286.15	7.249	358	696	75.32
4.375	188,000.00	1	0.03	188,000.00	7.125	359	669	80.00
5.000	61,846,093.42	202	10.58	306,168.78	7.171	358	695	76.74
6.000	67,694,450.72	245	11.58	276,303.88	7.423	358	699	77.33
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	11,108,385.90	149	1.90	74,552.93	11.404	193	684	98.03
1.000	457,526,842.86	1,414	78.24	323,569.20	7.262	358	695	75.61
1.500	404,111.47	1	0.07	404,111.47	7.375	359	613	77.00
2.000	115,763,812.49	378	19.80	306,253.47	7.291	358	699	76.98
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 1 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 10.00	119,622,205.70	371	20.46	322,431.82	7.423	356	702	76.62
10.01 - 15.00	2,681,229.60	13	0.46	206,248.43	7.267	352	731	69.31
15.01 - 20.00	5,711,849.06	21	0.98	271,992.81	6.996	355	693	68.83
20.01 - 25.00	14,616,964.48	45	2.50	324,821.43	7.112	357	718	70.87
25.01 - 30.00	30,322,321.88	94	5.19	322,577.89	7.248	355	695	72.26
30.01 - 35.00	44,186,826.43	163	7.56	271,084.82	7.302	352	697	75.72
35.01 - 40.00	91,186,578.09	319	15.59	285,851.34	7.336	353	698	76.27
40.01 - 45.00	162,211,830.28	522	27.74	310,750.63	7.284	355	693	76.84
45.01 - 50.00	105,140,348.64	364	17.98	288,847.11	7.479	354	686	78.19
50.01 - 55.00	8,275,500.20	27	1.42	306,500.01	7.183	355	703	73.83
55.01 +	847,498.36	3	0.14	282,499.45	7.170	358	641	70.42
TOTAL	584,803,152.72	1,942	100.00	301,134.48	7.346	355	696	76.31

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Summary of Loans in Sample Calculation Pool
(As of Sample Calculation Date)

		Range
Total Number of Loans	247
Total Outstanding Balance	$249,178,857.36
Average Loan Balance	$1,008,821.28	$110,000.00	to	$6,075,000.00
WA Mortgage Rate	6.731%	5.750%	to	9.100%
WA Mortgage Rate Net LPMI	6.731%	5.750%	to	9.100%
Net WAC	6.451%	5.470%	to	8.820%
% of Fixed Rate Mortgage Loans	0.00%
% of ARM Loans	100.00%
ARM Characteristics
WA Gross Margin	2.664%	2.350%	to	3.500%
WA Months to First Roll	83	1	to	120
WA Initial Rate Cap	2.982%	1.000%	to	5.000%
WA Subsequent Rate Cap	1.000%	1.000%	to	1.000%
WA Lifetime Cap	12.716%	10.500%	to	15.100%
WA Lifetime Floor	6.728%	5.500%	to	9.100%
WA Original Term (months)	360	360	to	360
WA Remaining Term (months)	358	317	to	360
WA Age (months)	2	0	to	43
WA LTV	66.98%	16.68%	to	80.00%
WA FICO	727
WA DTI%	24.02%
Secured by (% of pool)
1st Liens	100.00%
Prepayment Penalty at Loan Orig (% of all loans)	100.00%
Prepay Moves Exempted
Soft	0.00%
Hard	100.00%
No Prepay	0.00%
% Interest Only	15.02%
WA Interest Only Term	52.00
% Silent Seconds	1.18%
% Loans LTV Greater than 80.00	0.00%
% of Loans LTV Greater than 80.00 with MI	0.00%
Top 5 States (%)		Prop Types (%)		Top 5 Doc Types (%)		Purpose Codes (%)		Occ Codes (%)		Orig PP Term (%)
CA	45.81	MF	100	Full	89.59	REFI/CO	47.49	NOO	100	None	0.00
AZ	7.17			Stated	10.01	PUR	42.93			36	16.65
FL	5.06			SISA	0.40	REFI/RT	9.58			60	33.79
TX	4.86									84	4.70
WA	3.66									120	44.86

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
3/1 MTA IO	1,500,000.00	1	0.60	1,500,000.00	6.725	360	736	66.67
LIBOR 10/6 ARM	98,535,390.71	86	39.54	1,145,760.36	6.501	359	730	67.03
LIBOR 10/6 ARM IO	7,016,500.00	2	2.82	3,508,250.00	6.429	358	633	77.72
LIBOR 3/6 ARM	34,922,241.28	47	14.01	743,026.41	7.149	358	728	70.24
LIBOR 3/6 ARM IO	5,298,350.00	6	2.13	883,058.33	6.711	360	659	69.92
LIBOR 5/6 ARM	54,508,893.94	66	21.88	825,892.33	6.958	357	729	66.85
LIBOR 5/6 ARM IO	23,612,250.00	19	9.48	1,242,750.00	6.744	359	749	70.71
LIBOR 7/6 ARM	5,730,960.93	9	2.30	636,773.44	7.230	359	726	61.19
MTA 10/1 ARM	7,115,000.00	5	2.86	1,423,000.00	6.440	360	666	55.17
MTA 5/1 ARM	4,966,770.50	3	1.99	1,655,590.17	6.297	359	782	40.03
MTA 7/1 ARM	5,972,500.00	3	2.40	1,990,833.33	6.560	360	741	60.40
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.01 - 250,000.00	2,235,761.77	11	0.90	203,251.07	8.249	358	704	72.44
250,000.01 - 300,000.00	2,490,518.03	9	1.00	276,724.23	8.217	354	730	76.28
300,000.01 - 350,000.00	3,597,905.97	11	1.44	327,082.36	7.369	355	716	69.63
350,000.01 - 400,000.00	5,635,167.52	15	2.26	375,677.83	7.590	356	726	70.88
400,000.01 - 450,000.00	7,340,503.21	17	2.95	431,794.31	7.334	359	708	67.98
450,000.01 - 500,000.00	8,591,826.36	18	3.45	477,323.69	7.211	359	722	63.42
500,000.01 - 550,000.00	5,763,078.82	11	2.31	523,916.26	7.272	359	727	70.34
550,000.01 - 600,000.00	5,173,651.56	9	2.08	574,850.17	6.922	359	708	59.48
600,000.01 - 650,000.00	7,494,759.27	12	3.01	624,563.27	6.644	359	730	73.38
650,000.01 - 700,000.00	4,800,798.75	7	1.93	685,828.39	6.817	359	736	57.15
700,000.01 - 750,000.00	5,829,564.70	8	2.34	728,695.59	6.936	359	726	69.22
750,000.01 - 800,000.00	7,745,144.91	10	3.11	774,514.49	6.943	359	739	68.74
800,000.01 - 850,000.00	6,602,749.74	8	2.65	825,343.72	6.987	359	733	67.33
850,000.01 - 900,000.00	5,306,000.00	6	2.13	884,333.33	6.502	360	740	67.77
900,000.01 - 950,000.00	6,457,153.92	7	2.59	922,450.56	6.542	359	715	61.42
950,000.01 - 1,000,000.00	5,962,143.22	6	2.39	993,690.54	6.808	359	749	60.72
1,000,000.01 - 1,050,000.00	5,111,929.23	5	2.05	1,022,385.85	6.722	359	722	59.58
1,050,000.01 - 1,150,000.00	9,902,347.37	9	3.97	1,100,260.82	6.636	359	731	61.27
1,150,000.01 - 1,200,000.00	2,338,163.67	2	0.94	1,169,081.84	7.365	359	684	75.69
1,200,000.01 - 1,300,000.00	10,015,213.41	8	4.02	1,251,901.68	6.639	354	742	66.47
1,300,000.01 - 1,400,000.00	9,591,387.47	7	3.85	1,370,198.21	6.646	353	753	67.65
1,400,000.01 - 1,450,000.00	1,408,149.67	1	0.57	1,408,149.67	6.200	358	695	68.09
1,450,000.01 - 1,750,000.00	28,833,888.74	18	11.57	1,601,882.71	6.558	359	735	66.81
1,750,000.01 - 1,800,000.00	5,349,118.16	3	2.15	1,783,039.39	6.626	359	780	58.46
1,800,000.01 +	85,601,931.89	29	34.35	2,951,790.75	6.478	359	717	68.57
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.01 - 250,000.00	2,235,761.77	11	0.90	203,251.07	8.249	358	704	72.44
250,000.01 - 300,000.00	2,490,518.03	9	1.00	276,724.23	8.217	354	730	76.28
300,000.01 - 350,000.00	3,597,905.97	11	1.44	327,082.36	7.369	355	716	69.63
350,000.01 - 400,000.00	5,635,167.52	15	2.26	375,677.83	7.590	356	726	70.88
400,000.01 - 450,000.00	7,340,503.21	17	2.95	431,794.31	7.334	359	708	67.98
450,000.01 - 500,000.00	8,591,826.36	18	3.45	477,323.69	7.211	359	722	63.42
500,000.01 - 550,000.00	5,763,078.82	11	2.31	523,916.26	7.272	359	727	70.34
550,000.01 - 600,000.00	5,173,651.56	9	2.08	574,850.17	6.922	359	708	59.48
600,000.01 - 650,000.00	7,494,759.27	12	3.01	624,563.27	6.644	359	730	73.38
650,000.01 - 700,000.00	4,800,798.75	7	1.93	685,828.39	6.817	359	736	57.15
700,000.01 - 750,000.00	5,829,564.70	8	2.34	728,695.59	6.936	359	726	69.22
750,000.01 - 800,000.00	7,745,144.91	10	3.11	774,514.49	6.943	359	739	68.74
800,000.01 - 850,000.00	6,602,749.74	8	2.65	825,343.72	6.987	359	733	67.33
850,000.01 - 900,000.00	5,306,000.00	6	2.13	884,333.33	6.502	360	740	67.77
900,000.01 - 950,000.00	6,457,153.92	7	2.59	922,450.56	6.542	359	715	61.42
950,000.01 - 1,000,000.00	5,962,143.22	6	2.39	993,690.54	6.808	359	749	60.72
1,000,000.01 - 1,050,000.00	5,111,929.23	5	2.05	1,022,385.85	6.722	359	722	59.58
1,050,000.01 - 1,150,000.00	9,902,347.37	9	3.97	1,100,260.82	6.636	359	731	61.27
1,150,000.01 - 1,200,000.00	2,338,163.67	2	0.94	1,169,081.84	7.365	359	684	75.69
1,200,000.01 - 1,300,000.00	10,015,213.41	8	4.02	1,251,901.68	6.639	354	742	66.47
1,300,000.01 - 1,400,000.00	8,243,745.00	6	3.31	1,373,957.50	6.792	359	753	67.40
1,400,000.01 - 1,450,000.00	2,755,792.14	2	1.11	1,377,896.07	5.980	338	723	68.63
1,450,000.01 - 1,750,000.00	28,833,888.74	18	11.57	1,601,882.71	6.558	359	735	66.81
1,750,000.01 - 1,800,000.00	5,349,118.16	3	2.15	1,783,039.39	6.626	359	780	58.46
1,800,000.01 +	85,601,931.89	29	34.35	2,951,790.75	6.478	359	717	68.57
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
California	114,157,448.02	97	45.81	1,176,880.91	6.578	358	734	60.52
Arizona	17,861,319.79	14	7.17	1,275,808.56	6.762	358	737	70.48
Florida	12,597,323.32	11	5.06	1,145,211.21	7	360	720	70.81
Texas	12,116,934.88	16	4.86	757,308.43	7.002	359	732	73.8
Washington	9,132,350.00	4	3.66	2,283,087.50	6.637	359	648	75.81
Oregon	8,398,766.26	8	3.37	1,049,845.78	6.429	351	759	67.17
Indiana	6,496,536.74	5	2.61	1,299,307.35	6.437	358	688	75.2
Ohio	5,587,978.52	10	2.24	558,797.85	7.044	359	769	76.94
Minnesota	5,392,392.54	5	2.16	1,078,478.51	6.504	359	764	77.1
Michigan	5,308,650.00	7	2.13	758,378.57	6.848	360	722	70.95
Colorado	5,191,101.09	5	2.08	1,038,220.22	6.945	359	729	62.05
Illinois	4,361,170.00	5	1.75	872,234.00	7.022	358	679	76.53
Missouri	4,116,184.06	1	1.65	4,116,184.06	6.375	358	693	80
Georgia	3,671,450.00	5	1.47	734,290.00	6.922	359	694	78.66
Nevada	3,508,268.09	3	1.41	1,169,422.70	6.974	358	717	71.28
Alabama	3,149,121.51	2	1.26	1,574,560.76	6.871	358	720	72.6
Wisconsin	2,848,000.00	2	1.14	1,424,000.00	6.297	360	720	67.17
Utah	2,607,208.30	3	1.05	869,069.43	6.652	358	756	62.04
North Carolina	2,536,250.00	3	1.02	845,416.67	7.216	359	704	75.75
New Hampshire	2,516,906.38	6	1.01	419,484.40	6.801	359	731	75.69
Other	17,623,497.86	35	7.07	503,528.51	7.382	359	714	72.61
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

* All States with loan concentrations less than 1% of the total Group 2 balance were placed in the other category.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
15.01 - 20.00	666,367.13	1	0.27	666,367.13	6.250	358	725	16.68
25.01 - 30.00	915,000.00	1	0.37	915,000.00	6.625	360	751	28.96
30.01 - 35.00	1,698,417.82	1	0.68	1,698,417.82	6.350	358	789	33.66
35.01 - 40.00	4,251,852.68	5	1.71	850,370.54	6.791	359	760	36.51
40.01 - 45.00	1,330,000.00	2	0.53	665,000.00	6.650	360	754	43.60
45.01 - 50.00	6,653,893.16	8	2.67	831,736.65	6.708	359	731	47.53
50.01 - 55.00	12,368,667.72	15	4.96	824,577.85	6.629	359	753	52.56
55.01 - 60.00	18,995,687.53	21	7.62	904,556.55	6.655	359	724	57.41
60.01 - 65.00	45,069,696.96	32	18.09	1,408,428.03	6.617	359	728	62.55
65.01 - 70.00	47,650,563.10	46	19.12	1,035,881.81	6.674	357	740	67.34
70.01 - 75.00	61,952,391.60	59	24.86	1,050,040.54	6.789	358	719	73.61
75.01 - 80.00	47,626,319.66	56	19.11	850,469.99	6.899	359	709	78.44
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
5.500 - 5.999	6,646,513.25	5	2.67	1,329,302.65	5.909	347	734	65.02
6.000 - 6.499	83,423,091.02	53	33.48	1,574,020.59	6.309	358	718	65.68
6.500 - 6.999	111,274,204.87	99	44.66	1,123,981.87	6.724	359	735	66.73
7.000 - 7.499	22,712,366.25	29	9.11	783,185.04	7.132	360	718	70.97
7.500 - 7.999	12,468,167.59	25	5.00	498,726.70	7.700	358	727	66.12
8.000 - 8.499	9,170,390.36	24	3.68	382,099.60	8.197	359	718	71.96
8.500 - 8.999	3,191,280.76	11	1.28	290,116.43	8.640	359	700	73.20
9.000 - 9.499	292,843.26	1	0.12	292,843.26	9.100	358	724	77.11
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
MULTIFAM	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Cash Out Refinance	118,344,467.07	105	47.49	1,127,090.16	6.647	359	724	64.16
Purchase	106,973,776.87	122	42.93	876,834.24	6.878	358	727	70.55
Rate/Term Refinance	23,860,613.42	20	9.58	1,193,030.67	6.488	358	733	64.97
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Investor	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
241 - 360	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Full	223,233,201.17	185	89.59	1,206,665.95	6.588	358	727	66.74
SISA	1,005,000.00	1	0.40	1,005,000.00	7.625	359	696	55.83
Stated	24,940,656.19	61	10.01	408,863.22	7.975	359	724	69.54
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0 - 500	572,500.00	1	0.23	572,500.00	6.650	360	0	36.46
541 - 560	2,500,000.00	1	1.00	2,500,000.00	6.375	360	554	60.53
581 - 600	8,490,850.00	5	3.41	1,698,170.00	6.463	359	597	76.19
621 - 640	2,496,000.00	4	1.00	624,000.00	6.988	360	635	78.91
641 - 660	7,271,466.25	9	2.92	807,940.69	6.881	359	653	66.36
661 - 680	21,971,586.52	24	8.82	915,482.77	6.733	359	672	67.95
681 - 700	34,085,151.39	31	13.68	1,099,521.01	6.649	359	693	68.78
701 - 720	24,356,227.97	28	9.77	869,865.28	7.023	359	710	65.57
721 - 740	45,513,858.75	49	18.27	928,854.26	6.776	358	733	66.88
741 - 760	31,463,770.67	35	12.63	898,964.88	6.814	357	749	69.84
761 - 780	28,395,231.68	28	11.40	1,014,115.42	6.758	358	769	66.96
781 - 800	30,674,826.13	24	12.31	1,278,117.76	6.545	357	789	60.93
801 +	11,387,388.00	8	4.57	1,423,423.50	6.501	360	806	65.41
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
10 Years	111,777,890.71	92	44.86	1,214,977.07	6.496	359	720	66.95
3 Years	41,500,239.98	53	16.65	783,023.40	7.073	359	720	70.07
5 Years	84,197,265.74	90	33.79	935,525.17	6.853	357	738	66.35
7 Years	11,703,460.93	12	4.70	975,288.41	6.888	360	733	60.79
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0 - 12	280,000.00	1	0.11	280,000.00	7.875	319	769	74.67
13 - 18	3,250,180.59	4	1.30	812,545.15	5.949	318	765	69.76
32 - 49	41,440,591.28	53	16.63	781,897.95	7.073	359	719	70.04
56 - 79	79,837,733.85	84	32.04	950,449.21	6.894	359	737	66.21
80 +	124,370,351.64	105	49.91	1,184,479.54	6.530	359	721	66.37
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
2.250 - 2.499	28,398,270.50	18	11.40	1,577,681.69	6.543	359	722	55.79
2.500 - 2.749	88,942,462.73	84	35.69	1,058,838.84	6.797	359	726	69.60
2.750 - 2.999	101,919,929.82	77	40.90	1,323,635.45	6.418	358	728	67.49
3.000 - 3.249	24,735,293.23	52	9.93	475,678.72	7.732	357	734	68.60
3.250 - 3.499	4,113,044.32	12	1.65	342,753.69	7.881	349	706	68.68
3.500 - 3.749	1,069,856.76	4	0.43	267,464.19	8.472	358	653	53.34
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
10.500 - 10.999	1,627,642.47	2	0.65	813,821.24	6.116	318	755	70.13
11.000 - 11.499	1,902,538.12	3	0.76	634,179.37	6.090	318	775	70.16
11.500 - 11.999	5,298,870.78	4	2.13	1,324,717.70	5.950	354	729	63.96
12.000 - 12.499	81,520,552.90	50	32.72	1,630,411.06	6.314	359	717	65.58
12.500 - 12.999	111,274,204.87	99	44.66	1,123,981.87	6.724	359	735	66.73
13.000 - 13.499	22,712,366.25	29	9.11	783,185.04	7.132	360	718	70.97
13.500 - 13.999	11,688,167.59	23	4.69	508,181.20	7.700	359	727	65.45
14.000 - 14.499	9,670,390.36	25	3.88	386,815.61	8.167	359	717	72.22
14.500 - 14.999	3,191,280.76	11	1.28	290,116.43	8.640	359	700	73.20
15.000 - 15.499	292,843.26	1	0.12	292,843.26	9.100	358	724	77.11
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
July 2006	280,000.00	1	0.11	280,000.00	7.875	319	769	74.67
November 2007	302,029.08	1	0.12	302,029.08	6.250	317	792	75.00
December 2007	2,948,151.51	3	1.18	982,717.17	5.918	318	763	69.22
April 2009	19,334,140.84	23	7.76	840,614.82	7.009	358	722	72.54
May 2009	5,618,123.44	12	2.25	468,176.95	7.522	359	736	67.29
June 2009	16,488,327.00	18	6.62	916,018.17	6.995	360	711	68.04
April 2011	25,816,348.85	29	10.36	890,218.93	6.839	358	743	65.98
May 2011	29,709,285.00	27	11.92	1,100,343.89	6.903	359	736	65.40
June 2011	22,422,100.00	26	9.00	862,388.46	6.966	360	732	68.43
July 2011	1,890,000.00	2	0.76	945,000.00	6.672	360	716	55.59
April 2013	754,616.93	2	0.30	377,308.47	8.035	358	722	69.49
May 2013	3,134,000.00	4	1.26	783,500.00	6.992	359	700	64.71
June 2013	7,814,844.00	6	3.14	1,302,474.00	6.736	360	749	58.37
December 2015	5,298,870.78	4	2.13	1,324,717.70	5.950	354	729	63.96
April 2016	46,193,519.93	36	18.54	1,283,153.33	6.405	358	704	69.23
May 2016	23,419,350.00	22	9.40	1,064,515.91	6.613	359	734	69.03
June 2016	36,950,400.00	29	14.83	1,274,151.72	6.577	360	730	63.02
July 2016	804,750.00	2	0.32	402,375.00	7.749	360	721	75.00
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
36	41,720,591.28	54	16.74	772,603.54	7.078	359	720	70.07
60	83,087,914.44	88	33.34	944,180.85	6.857	357	738	66.35
84	11,703,460.93	12	4.70	975,288.41	6.888	360	733	60.79
120	112,666,890.71	93	45.22	1,211,471.94	6.493	359	720	66.94
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
1.000	5,815,594.29	4	2.33	1,453,898.57	6.464	358	695	68.85
3.000	239,833,082.48	238	96.25	1,007,702.03	6.747	359	727	66.89
5.000	3,530,180.59	5	1.42	706,036.12	6.102	318	766	70.15
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
1.000	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2006-2
Computational Materials: Preliminary Structural Term Sheet

Group 2 Mortgage Loans

Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 5.00	241,289,671.76	239	96.83	1,009,580.22	6.738	359	725	66.91
20.01 - 25.00	1,540,000.00	2	0.62	770,000.00	7.302	353	741	67.32
25.01 - 30.00	1,216,559.67	1	0.49	1,216,559.67	6.000	318	784	67.73
30.01 - 35.00	1,532,954.38	2	0.62	766,477.19	6.606	348	757	71.76
35.01 - 40.00	1,950,000.00	1	0.78	1,950,000.00	6.675	359	765	67.94
40.01 - 45.00	1,347,642.47	1	0.54	1,347,642.47	5.750	318	752	69.19
45.01 - 50.00	302,029.08	1	0.12	302,029.08	6.250	317	792	75.00
TOTAL	249,178,857.36	247	100.00	1,008,821.28	6.731	358	727	66.98

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.